                                                                   Exhibit 10.29

747 THIRD AVENUE
LEASE


 SAGE REALTY CORPORATION, AGENT

 LANDLORD

 and

 ZAITECH SOFTWARE, INC.

 INDENTURE OF LEASE

 TENANT

 PREMISES:                Portion of the 34th Floor
                          747 Third Avenue
                          New York, New York 10017

                                TABLE OF CONTENTS

 Article                                                              Page
 -------                                                              ----
             1       Definitions, Term                                  1
             2       Commencement of Term                               2
             3       Fixed Rent, Additional Rents and Rent
                     Adjustments                                        4
                     A.       Operating Expense Adjustment              6
                     B.       Real Estate Tax Adjustment                7
             4       Electricity                                        9
             5       Use                                               14
             6       Repairs, Alterations and Liens                    15
             7       Floor Load, Noise, Window Cleaning                20
             8       Laws, Ordinances, Requirements of
                     Public Authorities                                21
             9       Insurance, Property Loss, Reimbursement           22
             10      Damage or Destruction by Fire
                      or Other Cause                                   25
             11      Assignment, Subletting, Mortgaging                28
             12      No Liability on Landlord                          32
             13      Moving of Heavy Equipment                         33
             14      Condemnation                                      34
             15      Entry, Right to Change Public Portions
                     of the Building                                   35
             16      Bankruptcy                                        36
             17      Defaults and Remedies and Waiver
                     of Redemption                                     38
             18      Landlord's Right to Perform Tenant's
                     Obligations                                       41


                                       (i)

 Article                                                             Page
 -------                                                             ----
             19      Covenant of Quiet Enjoyment                      42
             20      Excavation                                       42
             21      Services and Equipment                           43
             22      Definition of Landlord                           47
             23      Invalidity of Any Provision                      47
             24      Broker                                           48
             25      Subordination                                    48
             26      Estoppel Certificate                             49
             27      Legal Proceedings, Waiver of Jury Trial          50
             28      Surrender of Premises                            51
             29      Rules and Regulations                            52
             30      Notices                                          53
             31      No Waiver, Entire Agreement                      53
             32      Captions                                         54
             33      Inability to Perform                             54
             34      No Representation by Landlord                    55
             35      Name of Building                                 55
             36      Successors and Assigns                           55
             37      Deferred Collections                             56
             38      Tenant's Option to Extend Term                   56

 Schedule A          Floor Plan
 Schedule B          Work Agreement
 Schedule C          Rules and Regulations


                                      (ii)

         INDENTURE OF LEASE made as of this ______ day of _________, 1990, between SAGE REALTY CORPORATION, a New York corporation, having its principal office at 777 Third Avenue, New York, New York 10017, Agent for the owner of the Building hereinafter mentioned (herein "Landlord"), and ZAITECH SOFTWARE, INC., a New York corporation, having its office at 26 Broadway, New York, New York (herein "Tenant").

                              W I T N E S S E T H:

                                    ARTICLE 1

                                DEFINITIONS, TERM

         Section 1.01. The terms defined in this Article shall, for all purposes of this Lease and all agreements supplemental thereto, have the meanings herein specified unless the context otherwise requires.

                  (a) "Building" shall mean the office building known as 747 Third Avenue, in the Borough of Manhattan, City and State OF New York. The plot of land on which the building is erected is hereinafter called the "Land."

                  (b) "Business Days" shall mean all days excluding Saturdays, Sundays and days observed by the State of New York or Federal Government as legal holidays, and further excluding holidays established by any union contract applicable to employees at the Building.

                  (c) "Commencement Date" shall have the meaning set forth in
Section 2.02.

                  (d) "Demised Premises" shall mean a portion of the 34th floor of the Building, as shown on the Floor Plan annexed hereto as Schedule A and made a part of this Lease, including all fixtures and equipment which at the Commencement Date or during the Term of this Lease are attached thereto and which become a part thereof.

                  (e) "Expiration Date" shall mean 11:59 P.M. on the last day of the month in which the day immediately preceding the fourth (4th) anniversary of the Commencement Date occurs.

                  (f) "Fixed Rent" shall mean the annual rental payable by Tenant for the Demised Premises in equal monthly installments as provided for in
Article 3 of this Lease.

                  (g) "Fixed Rent Commencement Date" shall mean the date which is three (3) months after the Commencement Date.

                  (h) "Interest Rate" shall mean the lesser of (i) 2% above the prime commercial lending rate of marine Midland Bank, N.A. in effect from time to time or (ii) the maximum applicable legal rate, if any.

                  (i) "Landlord's Work" shall mean the work agreed to be done by Landlord in the Demised Premises as provided for in Schedule B annexed hereto and made a part of this Lease.

                  (j) "Lease" shall mean this indenture of Lease and any and all Schedules annexed hereto.

                  (k) "Term of this Lease" and "Term" shall mean the term of years commencing on the Commencement Date and expiring on the Expiration Date, subject to the terms and conditions hereinafter set forth.

         Section 1.02. Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Demised Premises, subject to the provisions hereinafter set forth, together with appurtenances, including the right to use in common with others the lobbies, elevators and other public portions of the Building.

         TO HAVE AND TO HOLD unto Tenant, its successors and permitted assigns, for the Term of this Lease or until the Term of this Lease sooner terminates as hereinafter provided.

                                    ARTICLE 2

                              COMMENCEMENT OF TERM

         Section 2.01. Tenant acknowledges that it has examined the Demised Premises and is taking same "as is" as of the Commencement Date. Tenant acknowledges that Landlord is not required to do any work with respect thereto, except as set forth in Schedule B.

         Section 2.02. The Term of this Lease shall commence on the date that the Demised Premises shall be "substantially completed" (herein the "Commencement Date"). The Demised Premises shall be deemed to be "substantially completed" when Landlord has substantially performed the work required to be performed by Landlord as provided for in Schedule B (and Tenant is able to use and occupy the Demised Premises for the conduct of its business), notwithstanding that minor or insubstantial items which do not materially interfere with Tenant's use or occupancy of the Demised Premises remain to be performed (so-called "punch list" items), which Landlord agrees shall thereafter be performed. Promptly after the Commencement Date, Landlord and Tenant agree to execute an agreement ("Commencement Date Agreement") in form and substance satisfactory to Landlord setting forth, among other things, the Commencement Date and the Expiration Date of this Lease.

         The taking of possession by Tenant of the Demised Premises shall be deemed an acceptance of same by Tenant and shall be conclusively deemed substantial compliance by Landlord with Schedule B. Such taking of possession shall also be conclusive evidence, as against Tenant, that the Demised Premises and the Building of which the same form a part were in good and satisfactory condition at the time of such occupancy (except for so-called "punch-list" items and latent defects, if any) and that the Demised Premises were substantially as shown on Schedule A. Landlord shall, however, thereafter complete the so-called "punch-list" items, with a minimum amount of inconvenience to the Tenant, to the extent practicable.

         Section 2.03. If Landlord shall be unable to give possession of the Demised Premises on the date anticipated for the commencement of the Term hereof for any reason whatsoever, Landlord shall not be subject to any liability, nor shall the validity of this Lease nor the obligations of Tenant hereunder be thereby affected. Landlord agrees to promptly commence, and diligently pursue completion of, Landlord's Work. In the event that Landlord shall be unable to give possession of the Demised Premises on or prior to ninety (90) days after approval of Tenant's Plans (provided that Tenant's Plans submitted to Landlord shall not contain any so-called "long lead" items) (subject to extension for a period of two (2) months in the aggregate by reason of force mejeure [set forth immediately below]), Tenant may cancel and terminate this Lease by giving notice thereof to Landlord on or prior to ten (10) days after the expiration of such ninety (90) day period, in which event this Lease shall terminate upon the giving of such notice, and the parties hereto shall have no further liabilities or obligations to each other hereunder. Any delay in Landlord's substantial completion of Landlord's Work caused by labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control shall extend such time period for Landlord to substantially complete Landlord's Work and give possession of the Demised Premises to Tenant. Without limiting the foregoing, the parties hereto expressly negate the provisions of Section 223-a of the Real Property Law and agree that such Section shall be inapplicable hereto. Tenant agrees that the provisions of this Article are intended to constitute "an express provision to the contrary within the meaning of Section 223-a. If by reason of such delay, the Term of this Lease shall commence subsequent to such anticipated date, the Term of this Lease shall be deemed extended for the same period.

         Section 2.04. Landlord shall endeavor to give Tenant fifteen (15) days' prior written notice of the anticipated date of substantial completion of Landlord's Work.

                                    ARTICLE 3

                FIXED RENT, ADDITIONAL RENTS AND RENT ADJUSTMENTS

         Section 3.01. (a) During the Term of this Lease, Tenant shall pay, at Landlord's address as herein set forth, or at such other address that Landlord may from time to time designate, a Fixed Rent, at an annual rate of (i) $84,581.50 during the period beginning on the Fixed Rent Commencement Date up to and including the last day of the 24th full calendar month of the Term, and (ii) $87,015.50 beginning on the first day of the 25th full calendar month of the Term through the balance of the Term, payable in lawful money of the United States of America (by check of Tenant drawn on a bank that is a member of the New York Clearing House Association), which shall be legal tender in payment of all debts and dues, public and private, at the time of payment in equal monthly installments in advance on the first day of each calendar month, without notice or demand, and without setoff or deduction whatsoever. If the date Tenant's obligation to pay Fixed Rent shall commence on a date other than the first day of a calendar month, the first installment of Fixed Rent shall be in an amount equal to that required to cover the period up to and including the last day of the month wherein the obligation to pay Fixed Rent occurs, computed on a per them basis.

                  (b) No payment of Fixed Rent shall be required hereunder until, and payment of Fixed Rent hereunder shall commence on, the Fixed Rent Commencement Date.

         Section 3.02. The Fixed Rent does not take into account increases of real estate taxes and/or expenses during the Term of this Lease or other adjustments in rent, or other payments to be made by Tenant, during the Term of this Lease. Provision therefor is hereinafter made.

         Section 3.03. All costs and expenses, adjustments and payments, which Tenant assumes or agrees or is obligated to pay to Landlord pursuant to this Lease and/or its Schedules shall be deemed additional rent and, in the event of nonpayment, Landlord shall have all rights and remedies with respect thereto as herein provided for in case of nonpayment of Fixed Rent.

         Tenant covenants to pay the Fixed Rent, additional rent and adjustments of rent as in this Lease provided, when due.

         Section 3.04. For the purposes of this Section 3.04, the following definitions shall apply:

                  (a) The Term "Base Tax Year" as hereinafter set forth for the determination of real estate tax escalation shall mean the period commencing July 1, 1991, and ending June 30, 1992.

                  (b) The term "the Percentage" shall mean .67%, based upon the Building having a total of 361,176 rentable square feet.

                  (c) The term "Real Estate Taxes" shall mean all real estate taxes, assessments, water and sewer rents, governmental levies, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed or imposed upon the Land, the Building and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the Land and/or Building, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City of New York, or any political subdivision thereof. If, due to a future change in the method of taxation or in the taxing authority, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the Land and/or the Building, in substitution in whole or in part for said Real Estate Taxes, or in lieu of additional real estate taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "Real Estate Taxes" for the purposes hereof. The amount of such tax, levy, assessment, imposition, charge or fee deemed to be included within the definition of "Real Estate Taxes" shall be determined as if the Land and Building were the only assets of Landlord and as if the rents received therefrom were the only income of Landlord.

                  (d) The term "Tax Year" shall mean every twelve-month consecutive period commencing each July lst during the Term of this Lease.

                  (e) The term "Wage Rate" shall mean the minimum regular hourly wage rate plus all other sums, including, but not limited to, sums paid for pensions, welfare funds, vacations, bonuses, social security unemployment, disability benefits, health, life, accident and other type of insurance required to be paid to or for the benefit of employees engaged in the general maintenance and operation of office buildings of the type in the vicinity of the Building pursuant to a collective bargaining agreement (designated as "Others" in said agreement) between Realty Advisory Board on Labor Relations, Inc. (or any successor thereto) and Local 32B/32J of the Building Service Employees International Union AFL-CIO (or any successor thereto). The Wage Rate is intended to be an index in the nature of a cost of living index, and is not intended to reflect the actual costs of wages or expenses for the Building. If any such agreement is not entered into, or such parties or their successors shall cease to bargain collectively, then the Wage Rate shall be the minimum regular hourly wage rate and other sums as aforesaid payable to or for the benefit of employees engaged in the maintenance and operation of first class office buildings of the same general type as the Building in the Manhattan area.

                  (f) The term "Base Wage Rate" shall mean the Wage Rate in effect on July 1, 1991.

                  (g) The term "Wage Rate Factor" shall mean 2434.

         A. Operating Expense Adjustment.

         It is agreed that if at any time the Wage Rate shall be greater than the Base Wage Rate, Tenant shall be required to pay to Landlord as additional rent an Operating Expense Adjustment in an annual sum equal to the product obtained by multiplying (i) the number of cents (including any fraction of a cent) by which the Wage Rate exceeds the Base Wage Rate by (ii) the Wage Rate Factor. Such Operating Expense Adjustment shall be payable to Landlord together with Fixed Rent in equal monthly installments on the first day of each calendar month commencing with the first month during the Term of this Lease in which the Wage Rate shall be greater than the Base Wage Rate and as billed by Landlord continuing hereafter until a new adjustment in the additional rent shall be established and become effective in accordance with the provisions of this paragraph. Notwithstanding any change in Wage Rate downwards, the Fixed Rent shall not be reduced. In the event any change in the Wage Rate shall be made retroactive. Tenant shall pay Landlord the amount of any resulting retroactive adjustment in such additional rent within fifteen (15) days after being billed therefor.

         B. Real Estate Tax Adjustment

         In the event that the Real Estate Taxes payable for any Tax Year shall exceed the amount of such Real Estate Taxes, as finally determined, payable with respect to the Base Tax Year, Tenant shall pay to Landlord, as additional rent ("Tenant's Tax Payment") for such Tax Year, an amount equal to the Percentage of the excess. By or after the start of the Tax Year following the Base Tax Year, and by or after the start of each Tax Year thereafter, Landlord shall furnish to Tenant a statement of the Real Estate Taxes payable with respect to such Tax Year, and a statement of the Real Estate Taxes payable during the Base Tax Year.

         Within thirty (30) days after the issuance by the governmental authority having jurisdiction thereover of tax bills for Real Estate Taxes assessed, levied and/or imposed upon the Land and Building for any Tax Year, Landlord shall submit to Tenant a photostatic copy of such bill and/or bills and thereafter on or about each respective anniversary date shall submit a copy of the tax bill and/or bills for the Real Estate Taxes assessed, levied or imposed upon the Land and Building for such Tax Year, together with a statement which shall indicate the amount, if any, of Tenant's Tax Payment. Landlord's failure to submit copies of bills as aforesaid shall not be considered a default by Landlord or a defense by Tenant to such tax payment.

         Within thirty (30) days after the issuance of the statement, Tenant shall pay Tenant's Tax Payment in the amount set forth on such statement. Such statement shall be conclusively deemed binding upon Tenant unless Tenant shall have objected thereto in writing within thirty (30) days of receipt thereof. Notwithstanding the foregoing provisions of this paragraph, Tenant's Tax Payment shall be payable in the same number of installments as Real Estate Taxes are payable to the taxing authority and shall be payable by tenant not less than thirty (30) days in advance of the date on which the corresponding installment is due such taxing authority without incurring any penalty, interest or late charge.

         In the event Landlord shall receive a final reduction or refund of Real Estate Taxes for any Tax Year for which Tenant is obligated to pay any additional rent under the provisions of this subsection B of Section 3.04, the amount or the proceeds of such reduction or refund, less legal fees and other expenses incurred in collecting the same or achieving such reduction, shall be applied and allocated to the periods for which such final reduction or refund was obtained, and proper adjustment shall be made between Landlord and Tenant. Tenant has been advised that proceedings to protest the Real Estate Tax Assessment for the Base Tax Year may have been filed and may result in a reduction of Real Estate Taxes for the Base Tax Year.

         Any payments or refunds due hereunder for any period of less than a full Tax Year at the commencement or end of the Term of this Lease shall be equitably prorated to reflect such event.

         In addition to Tenant's obligation to pay Tenant's Tax Payment as aforesaid, Tenant shall pay to Landlord as additional rent payable upon demand, any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

         Section 3.05. Upon the date of the expiration or any sooner termination of this Lease, whether the same be the date hereinabove set forth as the expiration of the Term of this Lease (hereinafter called "Lease Expiration Date") or any prior or subsequent date, a proportionate share of the Fixed Rent, adjustments and additional rents for the year (calendar or fiscal) in which such expiration or termination occurs, shall immediately become due and payable by Tenant to Landlord as hereinafter provided, if not theretofore already billed and paid. Such proportionate share shall be based upon the length of time that this Lease shall have been in existence during such year. Promptly after any such expiration or termination, Landlord shall compute the amounts due from Tenant, as aforesaid, which computations shall either be based on that year's actual figures or be an estimate based on the most recent statements theretofore prepared by Landlord and furnished to Tenant pursuant to this Lease. If an estimate is used, then Landlord shall promptly cause statements to be prepared on the basis of the comparative year's actual figures as soon as they are available, and within ten (10) days after such statement or statements are prepared by Landlord and furnished to Tenant, Landlord and Tenant shall make appropriate adjustments of any estimated payments theretofore made.

         Tenant's obligation to pay any and all rents, adjustments and additional rents under this Lease shall continue and shall cover all periods up to the Lease Expiration Date. Landlord's and Tenant's obligations to make the adjustments hereinabove referred to shall survive any expiration or termination of this Lease. Any delay or failure of Landlord in billing any Fixed Rent or additional rent herein provided for shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such rent ADJUSTMENTS HEREUNDER.

                                    ARTICLE 4

                                   ELECTRICITY

         Section 4.01. The Fixed Rent reserved in this Lease includes the agreed sum of $6,693.50, in consideration of which Landlord, as an additional service, will supply Tenant with electricity for normal use in the Demised Premises between the hours 9:00 A.M. and 5:30 P.M. on Business Days. If Landlord's electric rates (i.e., the public utility rate schedule at the time in question, including all surcharges, taxes, fuel adjustments, taxes regularly passed on to consumers by the public utility, and other sums payable in respect thereof for the supply of electric energy to Landlord for-the Building) are increased over the rates in effect on the date hereof, the Fixed Rent reserved in this Lease shall be adjusted by applying to the sum specified above, the same percentage as such rate increase, and such adjusted Fixed Rent shall be billed by Landlord to Tenant, with effect as of the date of the increase of Landlord's electric rate. If Tenant disputes the amount, Tenant shall nevertheless pay the same as billed, and the amount shall be determined by an independent utility consultant to be selected by Landlord and paid by Tenant. The determination of the consultant shall be subject to the provisions of Section 4.07(b). The determination of the consultant shall be binding upon the parties. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to the Landlord. At Landlord's option, Tenant shall purchase from the Landlord or Landlord's agent all lighting tubes, lamps, bulbs and ballasts used in the Demised Premises and Tenant shall pay Landlord's reasonable charges for providing and installing same on demand, as additional rent.

         Section 4.02. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors, machinery and equipment in or otherwise serving the Demised Premises. in order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior written consent in each instance, connect any additional fixtures, machinery, appliances or equipment to the Building electric distribution system or make any alteration or addition to Tenant's machinery, appliances or equipment, or the electric system of the Demised Premises existing on the Commencement Date, other than typewriters, copiers, computer terminals, copying machines, communications equipment such as telephones, appliances, word processors, fax machines, scanners, binding machines, projectors, monitors, peripherals, disc drives, personal computers, servers, printers, modems, computer accessories, coffee maker, rice cooker, toaster oven, microwave, water cooler and other small office machines that consume comparable amounts of electricity. Should Landlord grant such consent, all additional risers or other equipment required therefor shall provided by Landlord, and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Fixed Rent by an amount which will reflect the value to Tenant of the additional service to be furnished by Landlord, that is, the potential additional electrical energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. If Landlord and Tenant cannot agree thereon, Tenant shall nevertheless pay the same as billed until such amount shall be determined by an independent utility consultant to be selected by Landlord and paid by Tenant. The determination of the consultant shall be subject to the provisions of Section 4.07(b). When the amount of such increase is so determined, the parties shall execute an agreement supplementary hereto to reflect such increase in the amount of the Fixed Rent stated in this Lease and in the amount set forth in Section 4.01, effective from the date such additional service is made available to Tenant, but such increase shall be effective from such date even if such supplementary agreement is not executed.

         Section 4.03. If there shall be an increase in the space constituting the Demised Premises, or if-Tenant's failure to maintain its machinery and equipment in good order and repair causes greater consumption of electrical current, or if Tenant uses electricity on days or hours other than those specified in Section 4.01, or if Tenant adds any machinery, appliances or equipment requiring additional electrical current, the Fixed Rent herein reserved shall be increased accordingly. The amount thereof shall be billed by Landlord to Tenant, effective as of the date of the increased usage. Such sum shall be due, and shall be paid by Tenant, as additional rent hereunder at the time billed. If Tenant disputes the amount, Tenant shall nevertheless pay the same as billed, and the amount shall be determined by an independent utility consultant to be selected by Landlord and paid by Tenant. The determination of the consultant shall be binding upon the parties.

         Section 4.04. Landlord reserves the right to discontinue furnishing electric energy to Tenant in the Demised Premises at any time upon not less than thirty (30) days' notice to Tenant, provided that electric service is available from the public utility servicing the Building (Landlord hereby agreeing, unless otherwise required by law, not to discontinue furnishing electricity to Tenant until such time as Tenant is able to obtain same directly from the public utility). If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Landlord shall not be obligated to furnish electric energy to Tenant and the Fixed Rent under this Lease shall be reduced by the amount set forth in Section 4.01, plus or minus the amount of any change pursuant to Sections 4.01, 4.02, 4.03 and 4.05. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Such electric energy may be furnished to Tenant by means of the then existing building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be installed and maintained by Tenant at its expense if Landlord's election to discontinue furnishing electric energy to Tenant shall have been required by applicable law. If, however, Landlord shall voluntarily elect to discontinue furnishing electric energy to Tenant, then Landlord shall install the foregoing and pay for the cost (but not the maintenance) of the same.

         Section 4.05. Tenant covenants and agrees that at no time will the connected electrical load serving the Demised Premises exceed 5 watts per square foot. Landlord represents that such electric service is presently available to the Demised Premises and subject to the provisions of Section 4.04 will continue to be available to the Demised Premises during the entire Term. Should Landlord consent to an increase in the connected electrical load, as a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Fixed Rent by an amount which will reflect the value to Tenant of the additional connected electrical load.

         Section 4.06. If any tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any Federal, State or Municipal Authority, Tenant covenants and agrees that where permitted by law or applicable regulations, Tenant's pro rata share of such taxes shall be reimbursed by Tenant to Landlord.

         Section 4.07(a) Landlord shall have the right to procure periodic surveys made by an independent utility consultant selected by Landlord and if such utility consultant determines that there has been (i) an increase in Tenant's use of electrical current or (ii) the amount set forth in Section 4.01 is insufficient, then, the amount set forth in Section 4.01 shall be adjusted and in addition to the other requirements and obligations imposed on Tenant in this Article, Tenant shall pay the fees of the utility consultant making such survey. The findings of such utility consultant shall be binding and conclusive on Landlord and Tenant.

                  (b) If Tenant wishes to dispute any determination of the additional rental value of electricity service to the Demised Premises on the basis of any survey made pursuant to Section 4.07(a) or as otherwise determined pursuant to Sections 4.01, 4.02 and 4.03 hereof, it shall notify Landlord to such effect within thirty (30) days after receipt of written notice of such determination. Unless and until such dispute is determined in Tenant's favor, Tenant shall pay the Fixed Rent as computed in accordance with such determination. The dispute shall be determined in the following manner: Tenant shall retain an independent electrical engineer or consultant ("Tenant's Consultant") to review Landlord's survey or other basis of Landlord for such determination, and to make an independent survey. Not later than thirty (30) days after Tenant shall have given Landlord the notice of dispute, Tenant shall deliver to Landlord (i) Tenant's Consultant's comments on Landlord's survey or on Landlord's other basis for such determination, and (ii) Tenant's Consultant's survey. Landlord shall refer such comments and survey to the consultant who prepared the original survey or to its electrical engineer ("Landlord's Engineer") who shall meet with Tenant's Consultant for the purpose of reaching agreement upon the additional rental value of the electricity service to the Demised Premises. If they are unable to reach such agreement within thirty (30) days after the delivery of such comments or report, Landlord's Engineer and Tenant's Consultant shall appoint a disinterested third electrical consultant, who shall, within twenty (20) days thereafter, resolve whatever differences may remain between Landlord's Engineer and Tenant's Consultant and on the basis of such resolution determine the additional rental value of the electricity service to the Demised Premises. If Landlord's Engineer and Tenant's Consultant are unable to agree upon a disinterested third electrical consultant within the thirty (30) day period above specified for agreement between Landlord's Engineer and Tenant's Consultant, and if the parties are unable to agree upon such a third electrical consultant within ten (10) days therafter, either party, upon written notice to the other, may apply for the appointment of such a third electrical consultant to the President of the Real Estate Board of New York, Inc. or any organization successor thereto, or in his absence or refusal or failure to act, to the Supreme Court of the State of New York in the County of New York. The fees and expenses of Tenant's Consultant shall be borne entirely by Tenant. The fees and expenses of the disinterested third electrical consultant shall be shared equally by Landlord and Tenant. If and to the extent that the additional rental value of the electricity service to the Demised Premises shall be so determined to be less than the value originally determined by Landlord's Engineer, the amount-of the resulting overpayment of the Fixed Rent shall be refunded by Landlord to Tenant on Tenant's demand therefor.

         Section 4.08. Notwithstanding the aforesaid provisions of this Article, if, pursuant to an action of the Public Service Commission of the State of New York, or otherwise, submetering of electricity is permitted at the Building, then Landlord shall have the option, at Landlord's sole cost and expense, of installing submeters to measure Tenant's electricity consumption. Upon installation of the submeters, Tenant's electricity consumption and demand shall be measured by said submeters, and Tenant agrees to purchase such electricity from Landlord or Landlord's designated agent at Landlord's actual cost, plus nine (9%) percent thereof to reimburse Landlord for administrative services in connection with supplying and billing such electricity and two and one-half (2-1/2%) percent for line loss. All such sums shall be paid by Tenant to Landlord as additional rent hereunder. if more than one meter measures the electricity consumption and demand of Tenant in the Building, the service rendered through each meter shall be aggregated and billed in accordance with the above rate classification, unless Landlord shall elect separate billing on a per-meter basis. Landlord may at any time render bills for Tenant's consumption and demand and Tenant shall pay the same within thirty (30) days following date the same are rendered.

                                    ARTICLE 5

                                       USE

         Section 5.01. Tenant shall use and occupy the Demised Premises for administrative, executive and general business office purposes only and for no other purposes.

         Section 5.02. Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept in the Demised Premises which would in any way (i) violate any law or requirement of public authorities,
(ii) cause structural injury to the Building or any part thereof, (iii) interfere with the normal operation of the heating, air-conditioning, ventilating, plumbing or other mechanical or electrical systems of the Building or the elevators installed therein, (iv) constitute a public or private nuisance, (v) alter the appearance of the exterior of the Building or of any portion of the interior thereof other than the Demised Premises.

         Section 5.03. Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld or delayed), allow a "Servicing Company" (defined below) to install any telephone, data, information or other communications equipment in the Demised Premises to service premises occupied by persons other than Tenant and/or its affiliates. For example, the Demised Premises may not be used as a so-called "switching" or "relay" station serving third parties (that is, parties other than Tenant and its affiliates) without such consent by Landlord. In granting such consent, Landlord may require that the Servicing Company enter into a license agreement with Landlord confirming that the Servicing Company shall have no independent rights in the Demised Premises and that upon termination of this Lease, for whatever reason, the Servicing Company will have no right to leave its equipment in the Demised Premises. Landlord may make a reasonable charge to the Servicing Company for-allowing it to install its equipment in the Demised Premises. A "Servicing Company" shall mean a person, firm, corporation or other entity other than Tenant whose equipment services not only the Demised Premises, but other premises or parties as well.

                                    ARTICLE 6

                         REPAIRS, ALTERATIONS AND LIENS

         Section 6.01. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances, therein, and at its sole cost and expense make all repairs thereto as and when needed to preserve them in good working order and condition (other than structural repairs and repairs to the plumbing, wiring and other Building equipment for the general supply of water, heat, air-conditioning, gas and electricity which are not caused by the carelessness, omission, neglect, improper conduct or other cause of Tenant, its servants, employees, agents or licensees). All damage or injury to the Demised Premises and to its fixtures, appurtenances and equipment or to the Building of which the same form a part, or to its fixtures, appurtenances and equipment, caused by Tenant moving property, or resulting from air-conditioning unit or system, short circuits, flow or leakage of water, steam, illuminating gas, sewer gas, sewerage or odors, or by frost or by bursting or leaking of pipes or plumbing works or gas, or from any other cause of any other kind or nature whatsoever due to carelessness, omission, neglect, improper conduct or other cause of Tenant, its servants, employees, agents, visitors or licensees, shall be repaired, restored or replaced promptly by Tenant, at its sole cost and expense to the satisfaction of Landlord. If Tenant fails to make such repairs, restorations or replacements, same may be made by Landlord at the expense of Tenant and any costs therefor shall be collectible as additional rent or otherwise, and shall be paid by Tenant within five (5) days after rendition of a bill or statement therefor.

         Section 6.02. Landlord shall, at its expense, make all repairs and replacements, structural and otherwise, necessary in order to keep in good order and repair the exterior of the Building and the public portions of the Building, the need for which Landlord shall have knowledge

(including the public halls and stairways, plumbing, wiring and other Building equipment for the general supply of water, heat, air-conditioning, gas and electricity) except repairs hereinabove provided to be made by Tenant and repairs, the need for which Tenant has not reported to Landlord. Such repairs shall be completed in a standard in conformity with the standard of the Building.

         Section 6.03. All repairs, restorations or replacements by either party shall be of first-class quality and done in good and workmanlike manner. Tenant shall, and shall include in all contracts, subcontracts and purchase orders a requirement that such contractors, subcontractors or materialmen, as the case may be, shall, cause all workers at the Demised Premises to work harmoniously with each other and with Building personnel and in a manner which will not disrupt access to or use of the common areas of the Building, cause inconvenience to the other tenants in the Building or interfere with the conduct of other tenants' business. Tenant's installations shall be completed free of all liens and encumbrances. Tenant agrees that should Tenant, its agents and/or contractors, enter upon the Demised Premises for the purpose of performing any work, the labor employed by Tenant or anyone performing such work, for or on behalf of Tenant, shall always be harmonious and compatible with the labor employed by Landlord or any contractors or subcontractors of Landlord. Should such labor be unharmonious or incompatible, Landlord may require Tenant to withdraw from the Demised Premises. In the event Tenant or Tenant's contractor shall enter upon the Demised Premises or any other part of the Building, Tenant agrees to indemnify and save Landlord free and harmless, from and against any and all claims whatsoever arising out of said entry or such work. Tenant's agents, contractors and their employees shall comply with the special rules, regulations and requirements of building management for the performance and coordination of said agents, contractors and their employees so as to avoid the intrusion into the operation of the Building and to avoid disturbing the quiet enjoyment of other tenants. As a condition to Landlord's permission to Tenant to make any of Tenant's installations in the Demised Premises, Landlord may require that Tenant agree with Landlord to fixing the Commencement Date of this Lease.

         Section 6.04. Tenant shall not store or place any materials or other obstructions in the lobby or other public portions of the Building, or on the sidewalk adjacent to the Building.

         Section 6.05. Tenant shall make no alterations, decorations, installations, additions or improvements in or to the Demised Premises, including, but not limited to, a water cooler, an air-conditioning or cooling system unit or part thereof or other apparatus of like or other nature, without Landlord's prior written consent, which consent shall not unreasonably be withheld or delayed in the case of alterations, decorations, installations, additions or improvements in or to the Demised Premises which are non-structural in nature and do not affect the structure, exterior or common areas of the Building or the heating, ventilation or air-conditioning, electrical, mechanical, plumbing or elevator systems of the Building or other Tenants' use thereof, and then only by contractors or mechanics approved by Landlord. Such approval must be obtained prior to any bidding for said work. All such work, alterations, decorations, installations, additions or improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate and in full compliance with all governmental bodies having jurisdiction thereover. All alterations, decorations, installations, additions or improvements upon the Demised Premises, made by either party, including all paneling, decorations, partitions, railings, mezzanine floors, galleries and the like, affixed to the realty or for which Tenant has received a credit shall, unless Landlord elects otherwise (which election shall be made by giving a notice pursuant to the provisions of Article 30 not less than thirty
(30) days prior to the expiration or other termination of this Lease or any renewal or extension thereof) become the property of Landlord, and shall remain upon, and be surrendered with, said premises, as a part thereof, at the end of the term or renewal term, as the case may be. In the event that Landlord shall elect otherwise, then such alterations, decorations, installations, additions or improvements made by Tenant upon the Demised Premises as shall be atypical of an ordinary office installation (atypical shall be deemed to include, but not limited to, a raised floor for a computer, an internal stairway, louvered windows, etc.), as Landlord shall select, shall be removed by Tenant, and Tenant shall restore the Demised Premises to its original condition, at its own cost and expense, at or prior to the expiration of the term. Notwithstanding the foregoing, Tenant's initial alterations shall become the property of Landlord and shall remain upon and be surrendered with the Demised Premises at the end of the Term, and Landlord may not elect to require their removal by Tenant at the expiration of the Term. As a condition precedent to Landlord's consent to the making by Tenant of alterations, decorations, installations, additions or improvements to the

Demised Premises, Tenant agrees to obtain, and deliver to Landlord, written and unconditional waivers of mechanics' liens upon the real property in which the Demised Premises are located, for all work, labor, and services to be performed and materials to be furnished by them in connection with such work, signed by all contractors, subcontractors, materialmen and laborers to become involved in such work. Landlord shall not be liable for any failure of the air-conditioning and ventilating equipment in the Demised Premises installed by Landlord caused by alterations, installations and/or additions by Tenant, and Tenant shall correct any such faulty installation. Upon Tenant's failure to correct same, Landlord may make such correction and charge Tenant for the cost thereof. Such sum due Landlord shall be deemed additional rent and shall be paid by Tenant promptly upon being billed therefor.

         Section 6.06. Prior to commencing any work pursuant to the provisions of Section 6.05, Tenant shall furnish to Landlord:

                  (i) Copies of all governmental permits and authorizations which may be required in connection with such work.

                  (ii) A certificate evidencing that Tenant (or Tenant's contractors) has (have) procured workers' compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, "Overlandlord" (as hereinafter defined), Tenant or the Building.

                  (iii) Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Article 9) as Landlord may reasonably require because of the nature of the work to be done by Tenant.

         Section 6.07. Where furnished by or at the expense of Tenant (except where same is a replacement of an item theretofore furnished and paid for by Landlord or against which Tenant has received a credit), all movable property, furniture, furnishings and trade fixtures, alterations, installations and additions other than those affixed to the realty so that they cannot be removed without material damage shall remain the property of Tenant, and, in case of damage by reason of such removal, Tenant shall restore the Demised Premises to good order and condition (normal wear and tear excepted). In case

Tenant shall decide not to remove any part of such property, it shall notify Landlord in writing not less than sixty (60) days prior to the expiration of the Term of this Lease specifying the items of property which it has decided not to remove. if within thirty (30) days after the service of such notice Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense at or before the expiration of the Term of this Lease, remove said property, and, in case of damage by reason of such removal, restore the Demised Premises to good order and condition (normal wear and tear excepted).

         Section 6.08. Landlord shall not be responsible for supervision and/or coordination in respect to Tenant's alterations or repairs. Landlord's managing agent shall perform such work and shall be directly compensated therefor on the following basis: with respect to any alteration or improvement costing more than $10,000 (other than Tenant's initial alteration work), Tenant agrees to pay to Landlord's managing agent promptly upon being billed therefor, a sum equal to ten (10%) percent of the cost of such work or alteration, for indirect costs, field supervision and coordination in connection therewith. Tenant agrees to keep records of Tenant's alterations and improvements costing in excess of $10,000 and of the cost thereof. Tenant agrees to furnish to Landlord's managing agent copies of such records certified as correct by Tenant within forty-five
(45) days of Landlord's managing agent's request therefor.

         Section 6.09. Tenant will not do any act or suffer to be done which will in any way encumber the title of Tenant in and to the Demised Premises or the Land nor will the interest or estate of Tenant in the Demised Premises or the Building or in any way subject to any claim by way of lien or whether by operation of law or by virtue of any implied contract by Tenant.

         Section 6.10. Tenant will not suffer or permit any liens to stand against the Demised Premises, the Building or the Land or any part thereof, by reason of any work, labor, services or materials done for, or supplied to, or claimed to have been done for, or supplied to, Tenant, or anyone holding the Demised Premises, or any part thereof, through or under Tenant. If any such lien is at any time filed against the Demised Premises or the Building or the Land, Tenant will cause the same to be discharged of record within ten (10) days after the date of filing the same, by either payment, deposit or bonding (and the failure of Tenant to do so shall be a material default hereunder entitling Landlord to give a notice to Tenant pursuant to the provisions of Section 17.01(l) hereof), and, in addition-to any other right or remedy of Landlord, Landlord may, but will not be obligated to, procure the discharge of the same either by paying the amount claimed to be due by deposit in court or bonding, and/or Landlord will be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest computed at the Interest Rate, costs and allowances. Any amount paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expenses of Landlord, including attorneys' fees, in defending such action or in procuring the-discharge of such lien, with all necessary disbursements in connection therewith, will become due and payable on the date of payment or deposit, as additional rent.

         Section 6.11. Nothing in this Lease will be deemed to be, or construed in any way as constituting, the consent or request of Landlord, express or implied by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Demised Premises, the Building or the Land or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Landlord's interest in the Demised Premises, the Building or the Land.

                                    ARTICLE 7

                       FLOOR LOAD, NOISE, WINDOW CLEANING

         Section 7.01. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load of 50 lbs. per square foot which such floor was designed to carry and which is allowed by law.

         Section 7.02. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or Demised Premises to such a degree as to be objectionable to Landlord shall be placed and maintained by the party owning the machines or equipment, at such party's expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate noise or vibration.

         Section 7.03. Tenant will not clean, nor require, permit, suffer or allow any window in the Demised Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law or of the rules of the Board of Standards and Appeals or of any other board or body having or asserting jurisdiction.

                                    ARTICLE 8

              LAWS, ORDINANCES, REQUIREMENTS OF PUBLIC AUTHORITIES

         Section 8.01. Tenant shall, at its expense, comply with all laws, orders, ordinances and regulations or any direction made pursuant to law of any public officer or officers which shall, with respect to the occupancy, particular use or manner of use (as opposed to office use in general) of the Demised Premises or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from Tenant's occupancy, use or manner of use of the Demised Premises or any installations made therein in compliance with the work article or by or at Tenant's request or required by reason of a breach of any of Tenant's covenants or agreements hereunder.

         Section 8.02. If Tenant should desire to contest the validity of any such law, ordinance, rule, order or regulation with which Tenant is obligated to comply, it may, at its expense, carry on such contest; and non-compliance by it during such contest (so long as Tenant proceeds with due diligence) shall not constitute a breach of this Lease provided-that it shall, to the satisfaction of Landlord, indemnify and hold Landlord harmless against all liability for any loss, damages, and expenses (including attorneys' fees) which might result from or be incurred in connection with such contest or non-compliance. Notwithstanding the foregoing, non-compliance as aforesaid shall not commence or continue if it might subject Landlord to any fine or penalty or to prosecution for a crime, or if it would constitute a default by Landlord under any mortgage or lease affecting the Building and/or the Land.

         Section 8.03. If Tenant receives written notice of any violation of law, ordinance, rule, order or regulation applicable to the Demised Premises, it shall give prompt notice thereof to Landlord.

         Section 8.04. Except as aforesaid, Landlord shall, at its expense, comply with or cause to be complied with, all laws, orders, ordinances and regulations of federal, state, county and municipal authorities and any direction made pursuant to law of any public officer or officers which shall with respect to the public portions of the Building, or which affect Tenant's use, enjoyment or access, of the Demised Premises, impose any violation, order or duty upon Landlord or Tenant and with respect to which Tenant is not obligated by Section
8.01 to comply. Landlord may, at its expense, contest the validity of any such law, ordinance, rule, order or regulation.

                                    ARTICLE 9

                     INSURANCE, PROPERTY LOSS, REIMBURSEMENT

         Section 9.01. Tenant shall not do or permit to be done any act or thing upon the Demised Premises which will invalidate or be in conflict with the Certificate of Occupancy or the terms of the New York State standard form of fire, boiler, sprinkler, water damage or other insurance policies covering the Building and the fixtures and property therein; and Tenant shall at its own expense, comply with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters or any other similar body having jurisdiction, and shall not knowingly do or permit anything to be done in or upon the Demised Premises in a manner which increases the rate of fire insurance upon the Building or on any property or equipment located therein over the rate in effect at the commencement of the Term of this Lease. Notwithstanding the foregoing sentence, Landlord acknowledges that the mere conduct of Tenant's business as permitted hereunder shall not be deemed to effect such an increase.

         Section 9.02. If, by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of fire, boiler, sprinkler, water damage or other insurance (with extended coverage) on the Building or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and the other tenants in the Building for that part of the fire, boiler, sprinkler, water damage or other insurance premiums thereafter paid by Landlord or by the other tenants in the Building which shall have been charged because of such failure by Tenant, and Tenant shall make the reimbursement on the first day of the month following such payment by Landlord or such other tenants. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of any insurance rate for the Building or Demised Premises issued by the New York Fire Insurance Exchange, or other body establishing fire insurance rates for the Building, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rates then applicable to the Building or Demised Premises.

         Section 9.03. Tenant, at Tenant's own cost and expense, shall maintain insurance protecting and indemnifying Landlord and Tenant (and at Landlord's request, the landlord under any ground or underlying lease [herein "Overlandlord"), as well as the holder of any mortgage affecting the Land, the Building or both) against any and all claims for injury or damage to persons or property for the loss of life or of property occurring upon, in or about the Demised Premises, and the public portions of the Building used by Tenant, its employees, agents, contractors, and invitees arising out of the negligent act or omission of any of the foregoing, such insurance to afford minimum protection during the Term of this Lease of not less than a single combined limit of $1,000,000 in respect of bodily injury or death to any one person or in respect of any one occurrence or accident, and for property damage.

         All such insurance shall be effected under valid and enforceable policies (which may cover the Demised Premises and other locations), shall be issued by insurers of recognized responsibility and shall contain a provision whereby the insurer agrees not to cancel the insurance without ten (10) days' prior written notice to Landlord.

         On or before the Commencement Date of this Lease, Tenant shall furnish Landlord with a certificate evidencing the aforesaid insurance coverage, and renewal certificates shall be furnished to Landlord at least thirty (30) days prior to the expiration date of each policy for which a certificate was theretofore furnished.

         Section 9.04. Tenant shall give Landlord notice in case of a fire or accident in the Demised Premises promptly after Tenant is aware of such event.

         Section 9.05. Tenant shall indemnify and hold Landlord harmless from and against all liabilities, suits, claims, demands and actions, and costs and expenses of any kind or nature, due to or arising out of any injury to person or property, including death resulting at any time therefrom, occurring in or about the Demised Premises (unless caused by or due to the negligence of Landlord, its agents, employees, licensees or contractors, in which event Tenant's indemnification herein shall be only to the extent, if any, of Tenant's negligence or that of Tenant's agents, employees, licensees or contractors). To the extent of any valid and collectible insurance furnished by Tenant for the protection of Landlord, Tenant's obligation to indemnify and hold Landlord harmless against liability which is covered by such insurance shall be deemed, to the extent thereof, to be fully satisfied.

         Section 9.06. Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage or rent insurance policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, then the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

         Subject to the foregoing provisions of this Section 9.06, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interest, as the case may be) occurring during the Term of this Lease.

         Section 9.07. Tenant agrees to look solely to Landlord's estate and interest in the Land and Building, or the lease of the Building, or of the Land and Building, and the Demised Premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Demised Premises, or any other liability of Landlord to Tenant.

                                   ARTICLE 10

                  DAMAGE OR DESTRUCTION BY FIRE OR OTHER CAUSE

         Section 10.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not. have been terminated as in this Article 10 hereinafter provided), Landlord shall to the extent permitted by available insurance proceeds, repair the damage and restore and rebuild the Building and/or the Demised Premises (without limiting the rights of any insurance company, subrogated to Landlord's rights hereunder pursuant to the terms of any insurance policy as to which Landlord shall have been unable to obtain a waiver of subrogation in accordance with Section 9.06 hereof, to seek recovery from Tenant, and any rights of Landlord under any other provisions of this Lease or at law or in equity), with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's property. Notwithstanding anything contained herein to the contrary, in no event shall Tenant be relieved of liability or responsibility for damage or destruction resulting from the fault or neglect of Tenant if the insurance policies carried by Landlord on the Building do not contain a waiver of the right of subrogation.

         Section 10.02. If the Building or the Demised Premises shall be partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rent shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period the Demised Premises are made completely untenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

         Section 10.03. If the Building or Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause that Landlord shall decide not to restore or rebuild it, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty. In case of any damage or destruction mentioned in this
Article 10, Tenant may terminate this Lease by notice to Landlord, if the Demised Premises shall have been rendered untenantable and if Landlord has not completed the making of the required repairs and restored and rebuilt the Demised Premises within three (3) months from the date of such damage or destruction, and such termination shall be effective upon the expiration of thirty (30) days after the date of such notice; provided, however, that Tenant shall not have such termination right if Landlord shall have "Available Space" (as described below) for Tenant's use.

         If Landlord has available office space in the Building (the "Available Space") for Tenant's use during the period that the damaged portion of the Demised Premises is being restored (the "Restoration Period"), Landlord shall by written notice to Tenant ("Landlord's Notice") offer the Available Space to Tenant for Tenant's use during the Restoration Period. Tenant shall have a period of fifteen (15) days after receipt of Landlord's Notice to accept Landlord's offer. Failure by Tenant to accept such offer within said fifteen
(15) day period shall be deemed a rejection of such offer by Tenant. The Available Space shall be comparable in size to the damaged portion of the Demised Premises and shall be usable by Tenant for Tenant's intended use of the Demised Premises as provided in Article 5 hereof. Landlord shall not be obligated to do any work of any nature whatsoever to the Available Space in order to prepare same for Tenant's temporary occupancy. Tenant's occupancy of the Available Space shall be pursuant to all of the terms, conditions and covenants contained in this Lease, except that Tenant's occupancy shall be for the Restoration Period only. In any event, Tenant's right to occupy the Available Space shall immediately terminate upon the termination of this Lease pursuant to the provisions of this Article 10 or as otherwise provided for in this Lease.

         Section 10.04. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 10. Landlord shall endeavor to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy.

         Section 10.05. Notwithstanding any of the foregoing provisions of this
Article 10, if Landlord or Overlandlord or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors (eg., Tenant's refusal to cooperate or supply information in connection with the adjustment of an insurance claim), then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rent until the total amount of such rent not abated which would otherwise have been abated equals the amount of uncollected insurance proceeds.

         Section 10.06. Landlord will not carry separate insurance of any kind on Tenant's property, and Landlord shall not be obligated to repair any damage thereto or replace the same.

         Section 10.07. In the event of the termination of this Lease pursuant to any of the provisions of this Article 10, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the Fixed Rent and additional rent payable hereunder shall be apportioned as of such date.

         Section 10.08. The provisions of this Article 10 shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application to the Demised Premises and this Lease.

                                   ARTICLE 11

                       ASSIGNMENT, SUBLETTING, MORTGAGING

         Section 11.01. (a) Tenant will not by operation of law or otherwise, assign, mortgage or encumber this Lease, nor the estate and term hereby granted, nor sublet or permit the Demised Premises or any part thereof to be used by others, without Landlord's prior written consent in each instance. The consent by Landlord to any assignment or subletting shall not in any manner be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting.

         If Tenant desires to assign or sublet all or any portion of the Demised Premises, Tenant agrees to use as its exclusive rental agent for such purpose for a period of thirty (30) days the then designated leasing agent of the Building and to notify such leasing agent of its desire to assign this Lease or sublet the Demised Premises. After said thirty (30) day period, Tenant shall use the then designated leasing agent for such purpose on a non-exclusive basis. Upon obtaining a proposed assignee or sublessee, upon terms satisfactory to Tenant, Tenant shall submit to Landlord in writing (1) the name of the proposed assignee or subtenant; (2) the terms and conditions of the proposed assignment or subletting; (3) the nature and character of the business of the proposed assignee or subtenant and any other information reasonably requested by Landlord.

         Landlord shall have the following options to be exercised within twenty
(20) Business Days from receipt of Tenant's submission:

         1. If an assignment shall be proposed or if such subletting shall be for all or substantially all of the Demised Premises, Landlord shall have the option to cancel and terminate this Lease as of the date proposed by Tenant for such assignment or subletting, which option shall be exercised within the aforesaid twenty (20) day period.

         2. If any such proposed sublease shall be for less than all or substantially all of the Demised Premises or if it shall be for less than the balance of the term granted hereunder, Landlord shall have the option to be exercised within said twenty (20) day period of cancelling and terminating this Lease as to such portion of the Demised

Premises and as to such portion of the term as is included in such proposed sublease, to take effect as of the effective date thereof. In the event of the exercise of such option under this subparagraph 2, the rent and all other charges payable hereunder shall be equitably apportioned, and Tenant shall be responsible for the cost of constructing any necessary demising walls.

         3. Landlord shall have the option to be exercised within said twenty
(20) day period, to require Tenant to execute an assignment or sublease to Landlord, or to any party designated by Landlord, containing the same terms and conditions as with the proposed assignee or subtenant, except that (1) the assignee or sublessee shall have an express unlimited right to assign or sublease to others, and make any alterations required in connection therewith, and (2) the rent or consideration payable under said assignment or sublease to Landlord or Landlord's designee shall be the lower of (i) the rental payable by Tenant to Landlord under this Lease or (ii) the rental payable by the proposed assignee or subtenant pursuant to the proposed assignment or subletting.

         It is agreed that the above options shall not be available to Landlord if Tenant's Notice sets forth a desire to sublease not more than one (1) office in the Demised Premises, whose rentable square footage is less than 500 rentable square feet, provided Tenant makes no alterations to the Demised Premises in connection with the sublease of such space. Tenant, however, shall be required to obtain Landlord's consent to any such proposed sublet in accordance with the provisions of this Article 11.

         If Landlord shall not exercise any of its foregoing options within the time set forth above, provided Tenant shall not be in default hereunder, Landlord's consent to any such proposed assignment or subletting shall not be "unreasonably" withheld, in accordance with paragraph (b) of this Section 11.01. It is agreed, however, that if Landlord shall not exercise any of the foregoing options and Tenant shall thereupon assign this Lease or sublet all or any portion of the Demised Premises, then and in that event, Tenant shall pay to Landlord, as additional rent, the difference, if any, between the Fixed Rent plus additional rent allocable to that part of the Demised Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and the Fixed Rent and additional rent payable by the assignee or sublessee to Tenant. Such additional rent payments shall be made monthly within five (5) days after receipt of the same by Tenant. Any other cash or other consideration payable to Tenant in connection with such assignment or sublease or the sale of Tenant's property in connection therewith, less, in case of the sale thereof, the fair market value of Tenant's property, shall be similarly paid over to Landlord when and as received by Tenant.

         If Tenant fails to consummate any proposed assignment or subletting to which Landlord shall have consented within sixty (60) days after granting such consent, this paragraph (a) shall again apply to said proposed assignment or subletting.

         No option exercised by Landlord pursuant to the above provisions of this paragraph (a), and no assignment or sublease made to Landlord under the above provisions of this paragraph (a), shall be binding upon any purchaser of any ground or underlying lease who acquires such ground or underlying lease by reason of the foreclosure of any mortgage to which this Lease is subordinate, nor upon any assignee of any ground or underlying lease who takes such assignment in lieu of such foreclosure, it being understood, however, that such purchaser or assignee may, at its option, elect to enforce such option, assignment or sublease.

                  (b) In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed sublease or assignment, including, without limitation, the following:

                           (i) the financial stability and business reputation
of the proposed assignee or subtenant;

                           (ii) the nature of the business and the proposed use
of the Demised Premises by the proposed assignee or subtenant in relation to the majority of other tenants in the Building;

                           (iii) the proposed assignee or subtenant shall not
be a tenant of other space in the Building or a party which has dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant's request for Landlord's consent, provided Landlord has space in the Building for such proposed assignee or subtenant;

                           (iv) restrictions contained in leases of other
tenants of the Building;

                           (v) the effect that the proposed assignee's or
subtenant's occupancy or use of the Demised Premises would have upon the operation and maintenance of the Building and Landlord's investment therein;

                           (vi) not more than two (2) entities shall occupy the
Demised Premises at any time.

         Section 11.02. If this Lease shall be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

         Section 11.03. Each assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, additional rent and adjustments of rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term of this Lease. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent prior thereto.

         Section 11.04. For the purposes of this Lease, any sale, transfer or assignment of a majority of the issued and outstanding shares of the stock of a corporate Tenant or any transfer in the control of Tenant by operation of law or otherwise shall be deemed an assignment. Notwithstanding the foregoing, the sale, transfer or assignment of the stock of Tenant pursuant to a public or private offering or pursuant to any corporate restructuring shall not be deemed an assignment, provided that same is not done to circumvent the prohibition contained herein.

         Section 11.05. Notwithstanding anything to the contrary elsewhere contained herein, provided that Tenant shall not be in default in any of the terms of this Lease beyond notice and the expiration of any applicable grace period,

Tenant may, upon not less than ten (10) days, prior written notice to Landlord, sublet to any corporations or other business entities which control, are controlled by, or are under common control with Tenant (herein referred to as a "Related Entity") all or part of the Demised Premises or permit any Related Entity to occupy the same for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this Lease. Such subletting or occupancy shall not be deemed to vest in any such Related Entity any right or interest in this Lease or the Demised Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. Tenant shall deliver to Landlord a copy of any such sublease or occupancy agreement for all or any portion of the Demised Premises. For purposes hereof, "control" shall be deemed to mean ownership of not less than 51% of the issued, authorized and outstanding shares of all classes of stock of such corporation or not less than 51% of all of the legal and equitable interest in any other business entities.

         Section 11.06. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises, on the Building directory or otherwise, shall not operate to vest any right or interest in this Lease or the Demised Premises. It is expressly understood that any such listing is a privilege extended by Landlord that is revocable at will by written notice to Tenant.

         Section 11.07. Tenant shall reimburse Landlord for any costs incurred by Landlord to review the requested consent provided in Article 11, including reasonable attorneys' fees.

                                   ARTICLE 12

                            NO LIABILITY ON LANDLORD

         Section 12.01. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow, leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work, unless due to the negligence of Landlord or its agents, servants, employees and contractors, in which case Landlord shall be liable only to the extent of Landlord's negligence or that of its agents, servants, employees and contractors; nor shall Landlord be liable for any latent defect in the Demised Premises or in the Building of which they form a part. If at any time any windows of the Demised Premises are temporarily closed, darkened or bricked up for any reason whatsoever (unless done by Landlord without reason or justification), or if any windows of the Demised Premises are permanently closed pursuant to a requirement of law, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall reimburse and compensate Landlord as additional rent within five (5) days after rendition of a statement for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Demised Premises or in the Building or of defects therein or in any fixtures or equipment.

                                   ARTICLE 13

                            MOVING OF HEAVY EQUIPMENT

         Section 13.01. Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord's written consent, which consent Landlord agrees not unreasonably to withhold or delay. If the movement of such items requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work and all such work shall be done in full compliance with the Administrative Code of the City of New York and other municipal requirements. All such movements shall be made during hours which will least interfere with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired by Tenant at Tenant's expense.

                                   ARTICLE 14

                                  CONDEMNATION

         Section 14.01. In the event that the whole of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the rent hereunder for such part shall be abated. In the event that only a part of the Building shall be so condemned or taken, then (a) if substantial structural alteration or reconstruction of the Building shall in the reasonable opinion of Landlord be necessary or appropriate as a result of such condemnation or taking (whether or not the Demised Premises be affected), Landlord may, at its option, terminate this Lease and the Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, or (b) if Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent shall be abated to the extent, if any, hereinbefore provided in this Article 14. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the Term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, restore with reasonable diligence the remaining structural portions of the Demised Premises as nearly as practicable to the same condition as it was prior to such condemnation or taking.

         In the event of termination in any of the cases hereinabove provided, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term of this Lease, and the rent hereunder shall be apportioned as of such date.

         In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Tenant shall, at its own cost and expense, be entitled to pursue an independent claim for moving expenses, Tenant's property (which does not become part of the Building or property of Landlord) and injury to Tenant's business provided, however, that such claim shall not thereby lessen, reduce or otherwise affect Landlord's award.

                                   ARTICLE 15

             ENTRY, RIGHT TO CHANGE PUBLIC PORTIONS OF THE BUILDING

         Section 15.01. Tenant shall permit Landlord to erect, use and maintain pipes and conduits in and through the Demised Premises. All such pipes and conduits shall either be concealed above the suspended ceiling area, or within the demising walls or installed in the service columns, or shall be installed along the walls of the Demised Premises and appropriately enclosed, where feasible. In the event the construction deprives the Tenant of the use of a material or substantial area (other than on a temporary basis), the Tenant shall be entitled to an abatement of rent for the space so permanently taken. Landlord agrees that in the event that more than fifteen (15%) percent of the Demised Premises is permanently taken pursuant to this Article 15, Tenant shall within thirty (30) days after such permanent taking have the right to cancel and terminate this Lease upon written notice to Landlord. Landlord or its agents or designees shall have the right, but only upon reasonable notice, except in emergencies, given to Tenant or any authorized employee of Tenant at the Demised Premises, to enter the Demised Premises at reasonable times during business hours, for the purpose of making such repairs or alterations as Landlord shall be required or shall have the right to make by the provisions of this Lease and, subject to the foregoing, shall also have the right to enter the Demised Premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the property of which the Demised Premises are a part. The holder of any mortgage of Landlord's interest in the property, its agents or designees shall also have such right of inspection for itself and for any prospective assignees of any such mortgagees. Landlord shall be allowed to take all material into and upon the Demised Premises that may be required for the repairs and alterations above mentioned without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate, except as otherwise provided in this Lease, while said repairs or alterations are being made, by reason of loss or interruption of the business of Tenant because of the prosecution of any such work, provided Landlord diligently proceeds therewith in such manner as to cause the least possible interference with the Tenant's use and enjoyment of the Demised Premises.

         Section 15.02. During the twelve (12) months prior to the expiration of the Term of this Lease, Landlord may exhibit the Demised Premises to prospective tenants.

         Section 15.03. Landlord shall have the right at any time without thereby creating an actual or constructive eviction or incurring liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Demised Premises or any part thereof: entrances, passageways, elevators, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building.

                                   ARTICLE 16

                                   BANKRUPTCY

         Section 16.01. (a) Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be cancelled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (i) Tenant shall (a) have applied for or consented to the appointment of a receiver, trustee, liquidator, or other custodian of Tenant or any of its properties or assets, (b) be unable to pay its debts generally as they become due or shall have taken any other action which could result in it becoming the subject of an insolvency or bankruptcy proceeding, (c) have made a general assignment for the benefit of creditors, (d) have commenced a voluntary case for relief as a debtor under the United States Bankruptcy Code or filed a petition to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (e) be adjudicated a bankrupt or insolvent, or (ii) without the acquiescence or consent of Tenant an order, judgment or decree shall have been entered by any court of competent jurisdiction (a) approving as properly filed a petition seeking relief under the United States

Bankruptcy Code or any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute with respect to Tenant or appointing a receiver, trustee, liquidator or other custodian of all or a substantial part of its properties or assets, and such order, judgment or decree shall have continued unstayed and in effect for any period of not less than sixty (60) days. Neither Tenant, nor any person claiming through or under Tenant or by reason of any statute or order of court, shall thereafter be entitled to possession of the Demised Premises, but shall forthwith quit and surrender the Demised Premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article shall be applicable only to the party then owning Tenant's interest in-this Lease.

                  (b) It is stipulated and agreed that in the event of the termination of this Lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term demised and the then fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the Demised Premises or any part thereof be re-let by Landlord for the unexpired Term of this Lease, or any part thereof, before the presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be prima facie evidence as to the fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

                                   ARTICLE 17

                 DEFAULTS AND REMEDIES AND WAIVER OF REDEMPTION

         Section 17.01. (1) If Tenant defaults in fulfilling any of the covenants of this Lease, including the covenants for the payment of rent or additional rent, or if the Demised Premises become vacant or deserted, or if the Demised Premises are damaged by reason of negligence or carelessness of Tenant, its agents, employees or invitees, and if such default or omission shall continue for five (5) days in the event of a default in the payment of Fixed Rent, additional rent or other charges payable hereunder and fifteen (15) days in the event of any other default after Landlord shall have given to Tenant a written notice specifying such default or omission, or in the case of the happening of a default or omission (other than in the payment of Fixed Rent, additional rent or other charges hereunder and other than the failure to cause a lien against the Demised Premises, the Building or the Land to be discharged of record) which cannot with due diligence be completely cured or remedied within said fifteen (15) day period, and-if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then, in any such case Landlord may give to Tenant a notice of intention to terminate this Lease upon the expiration of three (3) days from the service of such notice of intention, and upon the expiration of said three
(3)-days, this Lease and the Term hereof shall terminate, and Tenant shall then quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

         (2) If the notice provided for in (1) hereof shall have been given, and the Term shall expire as aforesaid; or (2a) if Tenant shall make a default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein provided; or (2b) if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant; or (2c) if Tenant shall make default with respect to any other lease between Landlord and Tenant; or (2d) if Tenant shall fail to move into or take possession of the Demised Premises within fifteen (15) days after commencement of the Term of this Lease, of which fact Landlord shall be the sole judge; then and in any of such events Landlord may without notice, re-enter the

Demised Premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representatives of Tenant or other occupant of the Demised Premises and remove their effects and hold the Demised Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice, but Tenant shall remain liable as hereinafter provided.

         Section 17.02. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration together with such expenses as Landlord may incur for legal expenses, attorneys' fees, brokerage and/or putting the Demised Premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent; and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform Tenant's covenants herein contained, at the election of Landlord, either:

         (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (1) the aggregate of the installments of Fixed Rent and the additional rent (if any) which would have been payable hereunder by Tenant, had this Lease not so terminated, for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date hereinbefore set for the expiration of the full term hereby granted pursuant to Articles 1 and 2 hereof, over (2) the aggregate rental value of the Demised Premises for the same period, said lump sum to be discounted to the Expiration Date of this Lease at the then prevailing prime rate of interest; or

         (b) sums equal to the aggregate-of the installments of Fixed Rent and additional rent (if any) which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date hereinbefore set for the expiration of the full term hereby granted; provided, however, that if Landlord shall re-let the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord for such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord terminating this Lease or of re-entering the Demised Premises and of securing possession thereof, including, without limitation, attorneys' fees and costs of removal and storage of Tenant's property, as well as the expenses of re-letting, including repairing, restoring, altering, decorating and preparing the Demised Premises for new tenants, brokers' commissions, advertising costs, attorneys' fees, and all other similar or dissimilar expenses chargeable against the Demised Premises and the rental therefrom in connection with such re-letting, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term of this Lease; provided, further, that M in no event shall Tenant be entitled to receive any excess of such net rents over the-sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this paragraph (b) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (iii) if the Demised Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

For the purpose of paragraph (a) of this Section 17.02, the amount of additional rent which would have been payable by Tenant under Article 3 hereof for each year, as therein provided, ending after such termination of this Lease or such re-entry, shall be deemed to be an amount equal to the amount of such additional rent payable by Tenant for the calendar year and Tax Year ending immediately preceding such termination of this Lease or such re-entry. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated under the provisions of Articles 16 or 17 hereof, or under any provision of law, or had Landlord not re-entered the Demised Premises.

         Landlord, at Landlord's option, may make such alterations, repairs, replacements and/or decorations in the Demised Premises as Landlord in Landlord's sole judgment considers advisable and necessary for the purpose of re-letting the Demised Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from any liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption. granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

                                   ARTICLE 18

                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

         Section 18.01. If Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant, provided that Landlord shall have given Tenant at least-ten (10) days prior written notice to cure such default (except in the case of an emergency) and Tenant shall have failed to cure the same within such ten (10) day period. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, attorneys, fees in instituting, prosecuting or defending any action or proceedings, such sums paid or obligations incurred with interest computed at the Interest Rate and costs shall be deemed to be additional rent hereunder and shall be paid to it by Tenant on demand.

                                   ARTICLE 19

                           COVENANT OF QUIET ENJOYMENT

         Section 19.01. Landlord covenants that upon Tenant paying the rent and additional rents and observing and performing all the terms, covenants and provisions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject nevertheless to the terms and conditions of this Lease and provided, however, that no eviction of Tenant by reason of paramount title, the foreclosure of any mortgage now or hereafter affecting the Demised Premises or by reason of any termination of any ground or underlying lease to which this Lease is subject and subordinate, whether such termination is by operation of law, by agreement or otherwise, shall be construed as a breach of this covenant nor shall any action by reason thereof be brought against Landlord, and provided further that this covenant shall bind and be enforceable against Landlord, subject to the terms hereof only so long as Landlord is in possession and is collecting rent from Tenant but not thereafter.

                                   ARTICLE 20

                                   EXCAVATION

         Section 20.01. In the event that an excavation should be made for building or other purposes upon land adjacent to the Building, or should be authorized to be made, Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning.

                                   ARTICLE 21

                             SERVICES AND EQUIPMENT

         Section 21.01. So long as Tenant is not in default under any of the covenants of this Lease, Landlord shall, at its cost and expense:

                  (a) Provide necessary elevator facilities on Business Days from 8:00 A.M. to 6:00 P.M. and shall have sufficient elevators available at all other times. At Landlord's option, the elevators shall be operated by automatic control or by manual-control, or by a combination of both of such methods.

                  (b) Maintain and keep in good order and repair the air-conditioning, heating and ventilating system installed by Landlord. The aforesaid systems will be operated by Landlord when seasonably required on Business Days, and shall be effective from 8:00 A.M. to 6:00 P.M. Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the Demised Premises during the hours or days Landlord is not required to furnish heat, ventilation or air-conditioning pursuant to this paragraph. Landlord has informed Tenant that the windows of the Demised Premises and the Building may be sealed, and that the Demised Premises may become uninhabitable and the air therein may become unbreathable during the hours or days when Landlord is not required pursuant to this paragraph to furnish heat, ventilation or air-conditioning. Any use or occupancy of the Demised Premises during the hours or days Landlord is not so required to furnish heat, ventilation or air-conditioning to the Demised Premises shall be at the sole risk, responsibility and hazard of Tenant. Such condition of the Demised Premises shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision thereof, nor shall it be deemed an eviction nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the Demised Premises. Tenant shall in any event cause all of the windows in the Demised Premises to be kept closed and shall cause and keep entirely unobstructed all of the vents, intakes, outlets and grilles, at all times and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems. In the event that Tenant shall require air-conditioning, heating or ventilation at such times as same are not furnished by Landlord, Tenant shall give Landlord at least twenty-four (24) hours advance notice of such requirement and, if same is furnished by Landlord, Tenant agrees to pay Landlord's charges therefor as additional rent.

         In addition to the Building interior duct air-conditioning system, there is a peripheral air-conditioning system which services that portion of the Demised Premises which is within approximately fifteen (15) feet of the glass line of the Building. The peripheral system, consisting of automatic and thermostatically controlled self-contained units, shall be available to, and may be operated by, Tenant at all times of the day and night, seven (7) days a week.

                  (c) Provide cleaning and janitorial services on Business Days.

                  (d) Furnish hot and cold water for lavatory and drinking and office cleaning purposes (including use in a warming pantry). If Tenant requires, uses or consumes water for any other purposes, Tenant agrees to Landlord installing a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord the cost of all water consumed, as measured by said meter or meters or as otherwise measured, including sewer rents.

                  (e) Provide Tenant with three (3) directory listings free of charge to Tenant, which shall be requested in writing by Tenant. Landlord may make a reasonable charge for changes to directory listings.

         Section 21.02. Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article 21 when the necessity therefor arises by reason of accident, emergency, mechanical breakdown, or when required by any law, order or regulation of any federal, state, county or municipal authority, or for any other cause beyond the reasonable control of Landlord. Landlord shall use due diligence to complete all required repairs or other necessary work as quickly as possible so that Tenant's inconvenience resulting therefrom may be for as short a period of time as circumstances will permit. Notwithstanding Article 33 to the contrary, if Landlord fails to provide the services required to be furnished by Landlord under this

Article 21 for more than five (5) consecutive Business Days and such failure substantially and materially interferes with Tenant's use of the Demised Premises for the purposes set forth in Article 5 and thereby compels Tenant to discontinue its business operations therein, and if Tenant gives notice to Landlord thereof, the Fixed Rent and additional rent hereunder shall abate (beginning as of the first day that Tenant discontinued its business operations therein as a result of such failure) until such interference no longer exists (regardless of any delay by Tenant in resuming such business operations). If Tenant shall by reason of such interference be compelled to discontinue its business operations in the Demised Premises for more than sixty (60) consecutive Business Days then Tenant, by notice given to Tenant within ten (10) days after the expiration-of such sixty (60) day period, may cancel and terminate this Lease, in which event this Lease and the Term and estate hereby granted shall cease and expire on the date set forth in such notice as if that date were the original Expiration Date. Except as provided in this Section 21.02, no diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension.

         Section 21.03. Tenant shall reimburse Landlord for the cost to Landlord of removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy or by any use of the Demised Premises after customary business hours.

         Section 21.04. It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to furnish laundry, linen, towels, drinking water, ice and other similar supplies and services to tenants and licensees in the Building. Landlord may fix, on a Building wide basis, in its sole and absolute discretion, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished . Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive supplier of all or any one or more of the said supplies and services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other suppliers; and Landlord furthermore expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of said supplies or services but not so designated by Landlord.

         Section 21.05. It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to sell, deliver or furnish any food or beverages, either personally or through the use of vending machines, for consumption within the Demised Premises or elsewhere in the Building. Landlord expressly reserves the right to act as or to designate at any time, or from time to time, an exclusive supplier or suppliers of such food and beverages; and Landlord further expressly reserves the right to exclude from the Building any person, firm or corporation attempting to deliver or purvey any such food or beverages but not so designated by Landlord. It is understood, however, that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may personally bring food or beverages into the Building for consumption within the Demised Premises by employees of Tenant, but not for resale to or for consumption by any other tenant. Landlord may fix in its absolute discretion, at any time and from time to time, the hours during which, the regulations under which, foods and beverages may be brought into the Building by regular employees of Tenant.

         Section 21.06. Tenant agrees to employ such office maintenance contractor as Landlord may from time to time designate, for all waxing, polishing, lamp replacement, cleaning (other than those cleaning services Landlord is obligated to furnish) and the maintenance work in the Demised Premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Tenant shall not employ any other contractor without Landlord's prior written consent, which shall not be unreasonably withheld.

         Section 21.07. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

         Section 21.08. Tenant, at its sole cost and expense, shall cause the Demised Premises to be exterminated on a monthly basis to the satisfaction of Landlord and shall for such purposes employ exterminators designated by Landlord.

         If Tenant shall have facilities on the Demised Premises for cooking, drinking, eating, washing and/or storage of food, or similar items, Tenant shall, on a weekly basis, cause the portion of the Demised Premises on which such facilities are located to be exterminated to the satisfaction of Landlord by exterminators designated by Landlord. The foregoing shall not, however, constitute any approval or consent to the use of the Demised Premises for such purposes.

         If Tenant fails to comply with the provisions of this Section 21.08, Landlord, in addition to any other remedies available to it under this Lease or pursuant to law, may perform such service, and the cost therefor shall be paid by Tenant on demand as additional rent hereunder.

                                   ARTICLE 22

                             DEFINITION OF LANDLORD

         Section 22.01. The term "Landlord" wherever used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the Land and the Building or the Building or the tenant under a ground or underlying lease affecting the Land and the Building or the Building, or both, to whom this Lease may be assigned, or a mortgagee in possession, so that in the event of any sale, assignment or transfer of the Land and the Building or the Building, or of such ground or underlying lease, such owner, tenant under a ground lease or mortgagee in possession shall thereupon be released and discharged from all covenants, conditions and agreements of Landlord thereafter accruing hereunder; but such covenants, conditions and agreements shall be binding upon each new owner, tenant under a ground or underlying lease, or mortgagee in possession for the time being of the Land and the Building, until sold, assigned or transferred.

                                   ARTICLE 23

                           INVALIDITY-OF ANY PROVISION

         Section 23.01. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease, or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                   ARTICLE 24

                                     BROKER

         Section 24.01. The parties hereto agree that V.J. Peters Associates L.P. and Sage Realty Corporation (collectively, the "Brokers") were the only brokers who negotiated and brought about this transaction, and Landlord agrees to pay the Brokers a commission therefor as per separate agreements. Tenant represents and warrants that it has not dealt with any broker other than the Brokers, and Tenant agrees to indemnify and save Landlord harmless from any claims made by other brokers claiming to have dealt with Tenant. Landlord represents and warrants that it has not dealt with any broker other than the Brokers, and Landlord agrees to indemnify and hold Tenant harmless from any claims made by other brokers claiming to have dealt with Landlord.

                                   ARTICLE 25

                                  SUBORDINATION

         Section 25.01. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the Building of which the Demised Premises forms a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative, and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. Tenant hereby constitutes and appoints Landlord the Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant.

         Section 25.02. At the option of Landlord or any successor landlord or the holder of any mortgage affecting the Demised Premises, Tenant agrees that neither the cancellation nor termination of any ground or underlying lease to which this Lease is now or may hereafter become subject or subordinate, nor any foreclosure of a mortgage affecting said premises, nor the institution of any suit, action, summary or other proceeding against Landlord herein or any successor landlord, or any foreclosure proceeding brought by the holder of any such mortgage to recover possession of such property, shall by operation of law or otherwise result in cancellation or termination of this Lease or the obligations of Tenant hereunder, and upon the request of any such landlord, successor landlord, or the holder of such mortgage, Tenant covenants and agrees to attorn to Landlord or to any successor to Landlord's interest in the Demised Premises, or to such holder of such mortgage or to the purchaser of the mortgaged premises in foreclosure.

         Section 25.03. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, pursuant to the terms of this Lease, if any, Tenant will not exercise any such right until (i) it has given written notice of such act or omission to

                  (a) the holder of any first mortgage,

                  (b) the landlord under any ground or underlying lease to which this Lease is subject and subordinate, whose names and addresses shall previously have been furnished to Tenant, by delivering such notice of such act or omission addressed to such holders at the last address so furnished, and (ii) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice during which such parties, or any of the parties, with reasonable diligence, following the giving of such notice, has not commenced and continued to remedy such act or omission or to cause the same to be remedied.

         Section 25.04. If, in connection with obtaining financing, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not, in Tenant's reasonable opinion, increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Demised Premises.

                                   ARTICLE 26

                              ESTOPPEL CERTIFICATE

         Section 26.01. Tenant agrees, at any time, and from time to time, upon not less than seven (7) days prior notice from Landlord, to execute, acknowledge and deliver to Landlord a statement in writing addressed to Landlord certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Fixed Rent, additional rental and other charges have been paid, and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and any claim or offset in favor of Tenant, and, if any, specifying each such default, claim or offset in favor of Tenant, and, if any, specifying each such default, claim or offset of which signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and by any purchaser or prospective purchaser of the Building and/or the Land and by any mortgagee or prospective mortgagee of any mortgage affecting the Building and/or the Land, and by any landlord under a ground or underlying lease affecting the Land or the Building.

                                   ARTICLE 27

                     LEGAL PROCEEDINGS: WAIVER OF JURY TRIAL

         Section 27.01. Landlord and Tenant hereby waive, to the extent such waiver is not prohibited by law, the right to a jury trial in any action, summary proceeding or legal proceeding between or among the parties hereto or their successors arising out of this Lease or Tenant's occupancy of the Demised Premises or Tenant's right to occupy the Demised Premises.

         Section 27.02. Tenant hereby waives the right to interpose a counterclaim in any summary proceeding instituted by Landlord against Tenant or in any action instituted by Landlord for unpaid rent or additional rent under this Lease.

         Section 27.03. In the event Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord's consent or approval, or in any case where Landlord's reasonableness in exercising its judgment is in issue, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction, and in no event shall Tenant be entitled to any money damages for a breach of such covenant, and in no event shall Tenant claim or assert any claims in any money damages in any action or by way of set-off, defense or counterclaim, and Tenant hereby specifically waives the right to any money damages or other remedies; provided, however, that Tenant also shall have the right to determine any dispute between Landlord and Tenant arising under Article 11 of this Lease as to whether Landlord has violated or failed to perform a covenant of Landlord not unreasonably to withhold or delay Landlord's consent or in any case under
Article 11 where Landlord's reasonableness in exercising its judgment is in issue by arbitration in the City of New York in accordance with the provisions of this Section. Within ten (10) Business Days next following the giving of any notice by Tenant to Landlord stating that it wishes such dispute to be so determined, such dispute shall be determined by arbitration in the Borough of Manhattan, City, County and State of New York, in accordance with the rules then obtaining of the American Arbitration Association, or any successor body of similar function, governing commercial arbitration. The determination in any arbitration held pursuant to this Section shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. The sole question to be determined shall be whether or not Landlord has unreasonably withheld or delayed its consent or approval, and the sole remedy shall be the determination that such consent or approval must be granted. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, and the parties shall share all expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

                                   ARTICLE 28

                              SURRENDER OF PREMISES

         Section 28.01. Upon the expiration or other termination of the Term of this Lease, Tenant shall quit and surrender the Demised Premises in good order and condition, ordinary wear and tear and damage by fire or other casualty, the elements and any cause beyond Tenant's reasonable control excepted, and shall remove all its property therefrom, except as otherwise provided in this Lease. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease.

         Section 28.02. If at any time during the last month of the Term of this Lease, Tenant shall have removed all or substantially all of Tenant's property from the Demised Premises, Landlord may, and Tenant irrevocably grants to Landlord a license to, immediately enter and alter, renovate and redecorate the Demised Premises, without diminution or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect on this Lease.

         Section 28.03. Tenant agrees it shall-indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in surrendering the Demised Premises upon expiration or sooner termination of the term of this Lease, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender the Demised Premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant, therefore, agrees that if possession of the Demised Premises is not surrendered to Landlord within two (2) days after the date of the expiration or sooner termination of the Term of this Lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Demised Premises after expiration or sooner termination of the Term of this Lease, a sum equal to two (2) times the average rent and additional rent which was payable per month under this Lease during the six (6) month period preceding such expiration or termination of the Term-of this Lease. The aforesaid obligations shall survive the expiration of sooner termination of the Term of this Lease.

                                   ARTICLE 29

                              RULES AND REGULATIONS

         Section 29.01. Tenant, its servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the rules and regulations set forth in Schedule C attached hereto and made a part hereof. Landlord shall have the right from time to time during the Term of this Lease to make reasonable changes in and additions to the rules thus set forth. Landlord agrees not to enforce the rules and regulations against Tenant in a discriminatory manner unless compliance is necessitated due to the manner in which Tenant uses and occupies the Demised Premises that is contrary to the terms of this Lease, or any act or omission by Tenant in violation of the terms of this Lease.

         Section 29.02. Any failure by Landlord to enforce any rules and regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such rules and regulations.

                                   ARTICLE 30

                                     NOTICES

         Section 30.01. Any notice, request or demand permitted or required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice, request or demand shall be given, and shall be deemed to have been served and given by Landlord and received by Tenant, when Landlord (1) shall have deposited such notice, request or demand by-registered or certified mail enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, addressed to Tenant at the Demised Premises, and
(2) until Tenant has moved its offices to the Demised Premises, shall have deposited such notice, request or demand by registered or certified mail enclosed in a securely closed postpaid wrapper in such a post office addressed to Tenant at its address as stated on the first page of this Lease. Such notice, request or demand shall be given, and shall be deemed to have been served and given by Tenant and received by Landlord, when Tenant shall have deposited such notice, request or demand by registered or certified mail enclosed in a securely closed postpaid wrapper in such a post office addressed to Landlord at 777 Third Avenue, New York, New York 10017. Either party may, by notice as aforesaid, designate a different address or addresses for notices, requests or demands to it.

                                   ARTICLE 31

                           NO WAIVER: ENTIRE AGREEMENT

         Section 31.01. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such

Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         Section 31.02 This Lease with the Schedules annexed hereto, if any, contains the entire agreement between Landlord and Tenant, and any executory agreement hereafter made between Landlord and Tenant shall be ineffective to change, modify, waive, release, discharge, terminate, or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing and signed by the party against which enforcement of the change, modification, waiver, release, discharge, termination or the effecting of the abandonment is sought.

                                   ARTICLE 32

                                    CAPTIONS

         Section 32.01. The captions of Articles in this Lease are inserted only as a matter of convenience and for reference, and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

                                   ARTICLE 33

                              INABILITY TO PERFORM

         Section 33.01. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any outside cause whatsoever including but not limited to, governmental preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

                                   ARTICLE 34

                          NO REPRESENTATION BY LANDLORD

         Section 34.01. Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Land or the Demised Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. The taking of possession of the Demised Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts said premises and that the Demised Premises and the Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken.

                                   ARTICLE 35

                                NAME OF BUILDING

         Section 35.01. The Building may be known as or by such name as Landlord, in its sole discretion, may elect, and Landlord shall have the right from time to time to change such designation or name without Tenant's consent.

                                   ARTICLE 36

                             SUCCESSORS AND ASSIGNS

         Section 36.01. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and, except as otherwise provided herein, their assigns.

                                   ARTICLE 37

                              DEFERRED COLLECTIONS

         Section 37.01. If all or any part of the Fixed Rent or additional rents, as above defined, shall at any time become uncollectible, reduced or required to be refunded by virtue of any rules, regulations, orders, laws and ordinances (including, without limitation, rent control or stabilization laws), or governmental or quasi-governmental authorities having jurisdiction ("Laws and Ordinances"), then for the period prescribed by said Laws and Ordinances,.Tenant shall pay to Landlord the maximum amounts permitted pursuant to said Laws and Ordinances. Upon the expiration of the applicable period of time during which such amounts shall be uncollectible, reduced or refunded, Tenant shall pay to Landlord as additional rent, within fifteen (15) days after demand, all such uncollected, reduced or refunded amounts that would have been payable for the period absent such Laws and Ordinances; provided, however, that the retroactive collection thereof shall then be lawful.

                                   ARTICLE 38

                         TENANT'S OPTION TO EXTEND TERM

         Section 38.01. Tenant shall have the option to extend the initial Term of this Lease for a single additional period ("Extended Term") of five (5) years beyond the initial Term, upon the following terms and conditions:

                  (a) said option shall be exercised by written notice to Landlord given not later than one (1) year prior to the expiration of the initial Term of this Lease;

                  (b) there shall not be any uncured default by Tenant pursuant to Section 17.01 at the time of the exercise of said option and upon the commencement of the Extended Term (unless Landlord, in its sole discretion, elects to waive such condition);

                  (c) unless waived by Landlord, the option and extension of the initial Term of this Lease shall be null and void if Tenant named herein does not physically occupy all of the Demised Premises both at the time of the exercise of the option and upon the commencement of the Extended Term; and

                  (d) upon such Extended Term taking effect, this Lease shall continue for an additional term of five (5) years, with no further right to extend the Extended Term.

         Section 38.02. All of the additional rents, terms, covenants and conditions of this Lease shall continue in force and effect during the Extended Term, except that the Fixed Rent payable pursuant to Section 3.01 shall be modified to an annual rate equal to the fair market annual rental value of the Demised Premises for the Extended Term. If the parties are unable to agree upon the Fixed Rent for the Extended Term within three (3) months prior to the expiration of the initial Term, such Fixed Rent shall be determined by arbitration by submission to the appropriate committee of The Real Estate Board of New York, Inc., for determination in accordance with its rules then existing, on the basis of new base periods for operating expense adjustment and real estate tax adjustment. Notwithstanding anything to the contrary contained herein, in no event shall the Fixed Rent for each year of the Extended Term be less than the sum of the Fixed Rent and all additional rent, including all additional rent provided for in Article 3 hereof, payable with respect to the calendar year immediately preceding the year in which the Extended Term shall commence.

         Section 38.03. At the request of Landlord, Tenant shall, promptly after the exercise by Tenant of its option to extend the initial Term of this Lease, and the Fixed Rent payable during the Extended Term shall have been determined, execute an agreement in form and substance satisfactory to Landlord setting forth, among other things, the expiration date of the Extended Term and the Fixed Rent payable by Tenant during the Extended Term.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                         SAGE REALTY CORPORATION, AGENT


                                         By:   /s/ signature illegible
                                            ------------------------------------
                                                              Landlord

 [CORPORATE SEAL]

                                         ZAITECH SOFTWARE, INC.

                                         By:  /s/ Cynthia C. Chang
                                            ------------------------------------
                                                              Tenant

STATE OF NEW YORK                      )
                                       )  SS.:
COUNTY OF NEW YORK                     )

         On the 19th day of February,1991,before me personally came Robert Kaufman, to me known, who being me duly sworn, did depose and say that he resides at 18 Martin Ct Gt. Neck NY; that he is the Exec. V. Pres. of SAGE REALTY CORPORATION, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                            /s/ Lisa I. Altoran
                                            ------------------------------------
                                            Notary Public

STATE OF NEW YORK                      )
                                       )  SS.:
COUNTY OF NEW YORK                     )

         On the 15th day of February, 1991, before me personally came Cynthia Chang, to me known, who being duly sworn by me, did depose and say that she resides at __________________________; that she is the ______________of ZAITECH
SOFTWARE, INC., the corporation described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.


                                            /s/ Earl Barrison
                                            ------------------------------------
                                            Notary Public

                                  SCHEDULE "A"

                          34th Floor, 747 Third Avenue
                                  [Floor plan]

                                  SCHEDULE "B"

                                 WORK AGREEMENT

ARTICLE I

Subject to the provisions of this Schedule, Landlord agrees to and will, at its sole cost and expense, perform, furnish, install and provide in the Demised Premises all of the work and installations detailed on those certain architectural plans, specifications and drawings prepared by Michael David Monsky, Architect and labeled A-1, dated January 7, 1991 ("Tenant's Plans"), hereby approved by Landlord and Tenant, subject to the following qualifications ("Landlord's Work"):

Landlord agrees to reimburse Tenant for the architectural fees incurred by Tenant in connection with the preparation of Tenant's Plans up to an amount not in excess of $4,868.00.

Provided that Tenant shall have given Landlord written notice thereof within one
(1) year of substantial completion of Landlord's Work, Landlord at its expense agrees to maintain and repair (and replace, if necessary) Landlord's Work, and agrees to remain responsible to cure, or cause to be cured, any defects in workmanship design, materials or equipment-relating to Landlord's Work.

ARTICLE II

Landlord shall perform Landlord's Work in compliance with applicable laws and Landlord's Work shall be done in good and workmanlike manner.

Tenant's Plans submitted shall be deemed authorization by Tenant for Landlord to proceed with the work shown; except that any work in excess of this agreement shall be estimated by Landlord for Tenant's prior approval before proceeding with the same.

Any approvals required to be given by either party shall be deemed approved and authorized, unless within five (5) days after submission they are disapproved.

The air conditioning will be designed at Landlord's expense. For engineering services required for any purposes other than as required in connection with Tenant's Plans, Tenant shall reimburse Landlord for the cost of such engineering services. Any change to Tenant's Plans shall be at Tenant's expense.

Any architect or designer acting for or on behalf of Tenant shall be deemed an Agent of Tenant and authorized to bind Tenant in all respects. At Landlord's option, either Landlord's architect or Tenant's own architect shall submit all plans for any approvals or permits to the governmental authority having jurisdiction. All permits which may be required to build the space in accordance with Tenant's Plans shall be procured and paid for by Landlord.

If there is a delay in Landlord's completion due to changes made by Tenant or in giving authorizations or approvals in connection therewith or failure to execute any of the work permitted to be performed by Tenant, or any act or failure to act by Tenant, then the Demised Premises shall be deemed ready for occupancy and the-Term shall commence on the date when the Demised Premises would have been ready but for such Tenant's delay.

In addition, Tenant shall pay all costs and any damages Landlord may sustain by reason of such delays.

Landlord shall have no responsibility for the failure to complete all of Tenant's work under this Schedule by reason of any delays in delivery or installation of any such items which are not included in Tenant's Plans, and the Term of this Lease shall commence on the date that this Lease would have commenced had the completion of the work not been so delayed.

Prior to commencement, entry by Tenant in or on the Demised Premises shall be at Tenant's sole risk and upon request of Landlord, Tenant shall deliver to Landlord policies and certificates of insurance reasonably satisfactory to Landlord. Tenant's installations shall be completed free of all liens and encumbrances.

Tenant agrees that should Tenant, its agents and/or contractors, enter upon the Demised Premises for the purpose of performing any work, the labor employed by Tenant or anyone performing such work, for or on behalf of Tenant, shall always be harmonious and compatible with the labor employed by Landlord or any contractors or subcontractors of Landlord. Should such labor be unharmonious or incompatible, Landlord may require Tenant to withdraw from such premises.

In the event Tenant or Tenant's contractor shall enter upon the Demised Premises or any other part of the Building, Tenant agrees to indemnify and save Landlord free and harmless, from and against any and all claims whatsoever arising out of said entry or such work.

Tenant's agents, contractors and their employees shall comply with the special rules, regulations and requirements of building management for the performance and coordination of said agents, contractors and their employees so as to avoid the intrusion into the operation of the Building and to avoid disturbing the quiet enjoyment of other tenants.

As a condition to Landlord's permission to Tenant to make any of Tenant's installations in the Demised Premises during the performance by Landlord of Landlord's Work, Landlord may require that Tenant agree with Landlord the fixing of the Commencement Date of this Lease.

                                  SCHEDULE "C"

                              RULES AND REGULATIONS

         1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No bicycles, dogs or other animals may be brought into the Building by Tenant, or its employees, licensees or invitees. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Tenant shall not use or permit its employees to use the elevators before 10:00 A.M. in a "Down" direction for purposes of taking a coffee break or similar activities. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

         2. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

         3. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement, or failure to enforce, of such requirements shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

         4. No tenant shall obtain or accept or use in its premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulations as may be fixed by Landlord.

         5. No awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are supplied, or permitted by Landlord shall be used in a tenant's premises.

         6. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise or mail, any hand trucks, except those equipped with rubber tires and side guards.

         7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times, and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

         8. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant and no cooking shall be done in Tenant's premises except as expressly approved by Landlord. Nothing shall be done or permitted in any tenant's premises and nothing shall be brought into or kept in any tenant's premises which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

         9. Tenant shall not permit any cooking or food odors emanating from the Demised Premises to seep into other portions of the Building.

         10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by-the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

         11. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside the premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises, and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys to the tenant's premises and toilet rooms shall be delivered to Landlord.

         13. No tenant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant except in a manner approved by Landlord.

         14. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building or advertise for laborers giving an address at the Building.

         15. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

         16. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

         17. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

         18. Employees of Tenant shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

         19. Any cuspidors or similar containers or receptacles used in the Demised Premises shall be cared for and cleaned by and at the expense of Tenant.

         20. Any and all wet and/or food garbage, including coffee grinds, is to be deposited in a plastic liner bag in a waste basket or other receptacle.

         21. Tenant shall separate all refuse and rubbish of Tenant in accordance with the methods and procedures set forth, from time to time, by Landlord.

                            FIRST AMENDMENT OF LEASE

         AGREEMENT, dated this 7th day of December, 1994, between SAGE REALTY CORPORATION, a New York corporation having an office at 777 Third Avenue, New York, New York 10017, as agent for the owner of the building hereinafter mentioned ("Landlord"),and ZAI NET SOFTWARE, INC., a New York corporation having an office at 747 Third Avenue, New York, New York 10017 ("Tenant").

                               W I T N E S S E T H

         WHEREAS, Landlord and Zaitech Software, Inc. (Tenant's predecessor-in-interest) entered into an Indenture of Lease, dated February 15, 1991 ("Lease"), pursuant to which Landlord leased to Tenant, and Tenant hired from Landlord, a portion of the 34th floor (the "Existing Premises") in the building known as 747 Third Avenue, New York, New York (the "Building"); and

         WHEREAS, Landlord and Tenant desire to amend the Lease to provide, among other things, for a substitution of the space constituting the Demised Premises (as defined in the Lease) and for an extension of the term of the Lease.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. All terms used herein shall have the same meaning ascribed to them in the Lease, unless otherwise herein indicated, or unless the context hereof shall otherwise require.

         2. Effective as of the date hereof, the Term is hereby extended to the last day of the month in which the day immediately preceding the fifth (5th) anniversary of the date of Substantial Completion (as such term is defined in Schedule B to this First Amendment of Lease) shall occur. Said date shall hereafter be deemed the "Expiration Date".

         3. Effective as of the date of Substantial Completion Schedule A to the Lease shall be deemed deleted and Schedule A annexed hereto and made a part hereof shall be substituted in lieu thereof and, from and after such date, the Demised Premises shall be deemed to be that portion of the 18th floor shown as the hatched area of Schedule A attached hereto (the "Substitution Space"), including all fixtures and equipment which as of the date of Substantial Completion or during the Term of the Lease are attached thereto or become a part thereof. Tenant shall deliver vacant possession of the Existing Premises to Landlord on the date of Substantial Completion in the condition required by the Lease as if said date were the originally stated Expiration Date (such date of delivery of the Existing Premises is hereinafter referred to as the "Delivery Date") and from and after the Delivery Date Tenant shall have no further responsibility with respect to the Existing Premises, provided, however, notwithstanding such surrender, Tenant shall be and remain liable for any and all rent and additional rent due and owing for the Existing Premises, whether or not theretofore billed, for the period through and including the Delivery Date, and Tenant's failure to pay any such sums and/or deliver the Existing Premises to Landlord as herein required shall be deemed a default entitling Landlord to all remedies provided for in the Lease or otherwise available at law. In the event that the date of Substantial Completion shall occur after the originally stated Expiration Date, the parties acknowledge that Tenant shall remain in possession of the Existing Premises until the date of Substantial Completion upon all of the terms and conditions contained in the Lease applicable to Tenant prior to this First Amendment of Lease, and Tenant shall not be considered to be a "holdover tenant" unless and until Tenant shall fail to deliver vacant possession of the Existing Premises within five (5) days of the date of Substantial Completion.

         4. Effective upon the date of Substantial Completion, Section 3.01 of the Lease shall be amended to provide that the annual rate of Fixed Rent shall be (i) $173,950.70 during the period beginning on the date of Substantial Completion and continuing through the day prior to the second (2nd) anniversary of the date of Substantial Completion and (ii) $184,856.20 during the period beginning on the second (2nd) anniversary of the date of Substantial Completion and continuing through the balance Of the Term. Landlord and Tenant acknowledge that the aforesaid sums include an agreed sum, as specified in Article 4 of the Lease, as amended herein, for which Landlord will supply electricity to the Demised Premises in accordance with said Article 4.

         Anything herein to the contrary notwithstanding, provided this Lease shall be in full force and effect and Tenant shall not be in default hereunder beyond any applicable notice and grace periods, the Fixed Rent shall abate at the rate of $2,196.35 per month for a period of twenty-four (24) months from and after the date of Substantial Completion.

         5. Effective as of the date of Substantial Completion, subparagraphs
(a), (b), (f) and (g) of Section 3.04 of the Lease shall be amended to read as follows:

         (a) The term "Base Tax Year" as hereinafter set forth for the determination of real estate tax escalation shall mean the calendar year 1995 (i.e., Real Estate Taxes, as herein defined, for the Base Tax Year shall be the average of Real Estate Taxes for the period commencing July 1, 1994 and ending June 30, 1995 and Real Estate Taxes for the period commencing on July 1, 1995 and ending on June 30, 1996).

         (b)      The term "the Percentage" shall mean 1.51%.

         (f) The term "Base Wage Rate" shall mean the Wage Rate in effect on January 1, 1995.

         (g)      The term "Wage Rate Factor" shall mean 5,453.

         6. Effective as of the date of Substantial Completion, the first sentence of paragraph A immediately following Section 3.04(g), shall be deleted in its entirety and the following shall be inserted in lieu thereof:

                  A.       Operating Expense Adjustment

                           It is agreed that if any time the Wage Rate shall be
                  greater than the Base Wage Rate, Tenant shall be required to pay to Landlord, as additional rent, an "Operating Expense Adjustment" in an annual sum obtained by multiplying (i) the number of cents (irr.1ndj.Tig any fraction of a cent) by which the Wage Rate exceeds the Base Wage Rate by (ii) the Wage Rate Factor, by (iii) 75%.

         7.       Effective as of the date of Substantial Completion, (i)
Section 4.01 of the Lease shall be amended by the deletion of the sum of $6,693.50 set forth in the second line thereof (as the same may have been adjusted from time to time pursuant to the provisions of the Lease) and the insertion of the sum of 11$15,813.7011 in lieu thereof and (ii) the term Commencement Date as set forth in Article 4 shall be deemed to mean the date hereof.

         8. Effective as of the date hereof, the third full paragraph of subsection 3 of Section 11.01 (a) is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

         If Landlord shall not exercise any of its foregoing options within the time set forth above, provided Tenant shall not be in default hereunder, Landlord's consent to any such proposed assignment or subletting shall not be "unreasonably" withheld in accordance with paragraph (b) of this Section 11.01. It is agreed, however, that if Landlord shall not exercise any of the foregoing options and Tenant shall thereupon assign this Lease or sublet all or any portion of the Demised Premises, then and in that event, Tenant shall pay to Landlord, as additional rent, fifty (50%) percent of the excess, if any, of the fixed rent plus additional rent paid by the assignee or sublessee to Tenant over the Fixed Rent plus additional rent allocable to that part of the Demised Premises affected by such assignment or sublease pursuant to the provisions of this Lease, such excess, if any, to be reduced by the actual reasonable expenses incurred by Tenant in connection with such assignment or subletting, including a single brokerage commission (if applicable), the cost of physically separating the sublet area (if applicable) from the rest of the Demised Premises and other related construction expenses actually incurred in connection with preparing the space for occupancy by the sublessee, free rent and reasonable legal expenses, all such costs and expenses to be amortized over the term of the sublease or assignment. Such additional rent payments shall be made monthly within five (5) days after receipt of the same Tenant. Fifty (50%) percent of any cash or other consideration payable to Tenant in connection with such assignment or sublease or the sale of Tenant's property in connection therewith (less in the case of the sale thereof the fair market value of such personal property, as reasonably determined by Landlord), shall be similarly paid over to Landlord when and as received by Tenant.

         9. Effective as of the date hereof, Schedule B of the Lease is hereby deleted in its entirety and Schedule B annexed hereto shall be inserted in lieu thereof with the understanding that the term "Demised Premises" as used in said Schedule B shall be deemed to mean the Substitution Space. Tenant hereby acknowledges that Landlord is not required to do any work with respect to the Substitution Space except as set forth in Schedule B and that except as provided in Schedule B Tenant is taking the same "as-is" as of the date of Substantial Completion.

         10. The parties hereto agree that Edward S. Gordon Company, Inc. and Sage Group Associates Inc. (collectively, the "Brokers") were the only brokers who negotiated and brought about this transaction, and Landlord agrees to pay the Brokers a commission therefor as per separate agreements. Tenant represents and warrants that it has not dealt with any broker other than the Brokers, and Tenant agrees to indemnify and save

Landlord harmless from and against any claims made by other brokers claiming to have dealt with Tenant. Landlord represents that it has not dealt with any broker other than the Brokers, and Landlord agrees to indemnify and save Tenant harmless from and against any claims made by other brokers claiming to have dealt with Landlord.

         11. Effective upon the date hereof Article 38 of the lease entitled "Tenant's Option to Extend Term" shall be deleted in its entirety.

         12. In the event that the present tenant (the "Present Tenant") of the Substitution Space shall fail to vacate and surrender the Substitution Space as and when required under the terms of its lease, Landlord agrees to take such action as it deems necessary and appropriate in its sole judgment to obtain possession of the Substitution Space. In the event that Landlord shall collect any sums for use and occupation of the Substitution Space from the Present Tenant on account of the Present Tenant holding over in the Substitution Space and provided such sums as collected on a monthly basis are in excess of the Fixed Rent and Additional Rent which is payable by the Present Tenant during the last month of the term of its lease (the "Excess Use and Occupation Amount"), Landlord shall pay to Tenant, within ten (10) days after Landlord's receipt of any such Excess Use and Occupation Amount, a sum equal to fifty (50%) percent of such Excess Use and Occupation Amount after deducting therefrom any out-of-pocket costs and expenses incurred by Landlord in connection therewith. Notwithstanding the foregoing, nothing contained herein shall be deemed to require that Landlord bring any legal proceeding or commence any action against the Existing Tenant, it being understood and agreed that Landlord, in its sole discretion, shall take such action as it deems necessary and appropriate to obtain possession of the Substitution Space from the Existing Tenant.

         13. In the event that the Present Tenant shall not have vacated the Surrender Space at the end of the term of its lease, Landlord agrees, upon the written request of Tenant, to provide Tenant with temporary space (the "Temporary Space") located in the Building if and to the extent such Temporary Space is then available. Landlord shall deliver the Temporary Space, and Tenant shall accept the same, in its then "as is" condition. Tenant shall occupy the Temporary Space during the period until five (5) days after Landlord Substantially Completes Landlord's Work with respect to the Substitution Space, subject to all of the terms and conditions of the Lease as amended hereby, except that:

         (i) Tenant shall not be obligated to pay to Landlord any Fixed Rent, Operating Expense adjustments or Real Estate Tax adjustments pursuant to Section
3.04 of the Lease for such occupancy; and

         (ii) Tenant shall pay to Landlord for electricity service in the Temporary Space, on a monthly basis, one-twelfth (1/12) of an amount equal to $2.90 multiplied by the rentable square foot area of the Temporary Space.

         Within five (5) days after Landlord Substantially Completes Landlord's Work with respect to the Substitution Space, Tenant shall vacate and surrender the Temporary Space to Landlord. Landlord shall endeavor to give Tenant ten (10) days advance notice (which notice may be oral) of the estimated date of Substantial Completion of the Substitution Space but failure by Landlord to give such notice shall not affect Tenant's obligations under this paragraph. Tenant's failure to vacate and surrender the Temporary Space to Landlord within said five
(5) day period shall be deemed a material default under the Lease.

         14. Except as modified by this First Amendment of Lease, the Lease and each of the covenants, terms and conditions set forth therein are and shall remain in full force and effect and are hereby ratified, confirmed and approved.

                   IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this First Amendment of Lease as of the day and year first above written.

                                             SAGE REALTY CORPORATION, as Agent

                                             By:  signature illegible
                                                --------------------------------
                                                               Landlord

                                             ZAI NET SOFTWARE, INC.

                                             By:  /s/ Cynthia C. Chang
                                                --------------------------------
                                                               Tenant

                                  SCHEDULE "A"
                                   FLOOR PLAN

                                  SEE ATTACHED

                                  SCHEDULE "B"
                                 LANDLORD'S WORK

                                I. PLANS AND WORK

         Within thirty (30) days after the date of this Lease, Tenant shall submit to Landlord for review and approval complete and detailed final architectural, mechanical and engineering plans and specifications showing the alterations required by Tenant to the Demised Premises in order to prepare the Demised Premises for Tenant's occupancy. Tenant's plans and specifications shall be prepared in accordance with, and Landlord's responsibility shall be limited to, the specifications set forth in Section IV of this Schedule B. Notwithstanding the foregoing, subject to Landlord's approval of the Final Plans (as hereinafter defined), the Final Plans may exceed the specifications as to quality and/or quantity set forth in Section IV of this Schedule B, and so long as the total cost thereof shall not exceed Landlord's maximum expenditure of $109,060.00 the same shall be Landlord's responsibility. The plans and specifications, as approved by Landlord, are hereinafter referred to as the "Final Plans" and all work required by the Final Plans to be performed by Landlord is hereinafter referred to as "Landlord's Work." The Final Plans shall be prepared by Tenant at Tenant's own cost and expense provided that Landlord shall reimburse Tenant up to a maximum of $8,179.50 for the costs incurred by Tenant in preparation of the Final Plans (which expense shall be in addition to Landlord's maximum expenditure of $109,060.00 as described in Section II of this Schedule B). In addition to submission of the aforesaid plans and specifications, Tenant shall also furnish any and all documents and information which Landlord may reasonably require for submission to its insurance company(s), mortgagee(s), contractors and other interested parties.

         Tenant shall be responsible for showing that the Final Plans comply with all applicable laws, rules, ordinances, requirements and regulations of all governmental and quasi-governmental authorities having jurisdiction over Landlord's Work and Tenant shall be liable for and shall indemnify Landlord against any and all claims and expenses arising from or relating to the failure of the Final Plans to meet such requirements including, without limitation, any and all costs incurred for revising the Final Plans and correcting faulty work resulting from errors or omissions in the Final Plans. Landlord's approval of the Final Plans, Landlord's description of the kind and extent of work to be set forth in the Final Plans and Landlord's performance of the work in conformity with the Final Plans shall not make Landlord liable for any expense or claim which may arise from or relate to the failure of Landlord's Work to meet applicable laws, rules, ordinances, requirements and or regulations of any governmental or quasi-governmental authority having jurisdiction thereover,nor shall Landlord's approval of the Final Plans, performance of Landlord's Work or any statement made herein or in the body of the Lease constitute an express or implied representation of Landlord that any or all work performed and installation supplied pursuant to the Final Plans is suitable for the particular requirements of Tenant or any specific or general use and purpose of Tenant.

         Landlord shall cause the Final Plans and/or appropriate building notices and forms relating thereto to be filed with and approved by any governmental and quasi-governmental authorities having jurisdiction over Landlord's Work. All costs, fees and expenses incurred in connection with obtaining the approvals of and filings with such governmental and quasi-governmental authorities as well as all engineering and architectural costs associated therewith, if any, shall be paid for by Landlord. Any additional approvals or filings necessitated by changes made by Tenant to the Final Plans shall be at the sole cost and expense of Tenant.

         The submission of the Final Plans to Landlord shall be deemed authorization by Tenant for Landlord to proceed with the work shown on the Final Plans, subject to the provisions hereof. Simultaneously with Tenant's submission of the Final Plans to Landlord, Tenant shall choose one of Landlord's designated general contractors to perform Landlord's Work. Any approvals required to be given by either party shall be deemed given, unless within five (5) days after any submission the party receiving the same notifies the submitting party of an objection thereto. Any architect or designer now or hereafter acting for or on behalf of Tenant shall be deemed an agent of Tenant and authorized to bind Tenant in all respects.

         The air conditioning system to serve the Demised Premises will be designed at Landlord's expense which expense shall be included as part of Landlord's maximum expenditure described in Section II of this Schedule B). For engineering services required for any other purposes, Tenant shall reimburse Landlord for the cost of the same. Any changes to the Final Plans and any changes to the original air-conditioning design necessitated by any changes made by Tenant to the Final Plans shall be at Tenant's expense.

         Prior to the Commencement Date, entry by Tenant, its agents, contractors or subcontractors, in or on the Demised Premises for performance of work in the Demised Premises not included within Landlord's Work, or for any other purpose whatsoever, shall be at Tenant's sole risk and responsibility. Upon the request of Landlord, Tenant shall deliver to Landlord policies and certificates of insurance reasonably satisfactory to Landlord. In the event Tenant or Tenant's contractor shall enter upon or perform work in the Demised Premises or any other part of the Building, Tenant agrees to indemnify and save Landlord free and harmless, from and against any and all claims whatsoever arising out of said entry or such work.

         Tenant agrees that should Tenant, its agents, contractors or subcontractors, enter upon the Demised Premises for the purpose of performing any work not included within Landlord's Work, or for any other purpose whatsoever, the labor employed by Tenant or anyone performing such work, for or on behalf of Tenant, shall always be harmonious and compatible with the labor employed by Landlord or any agents, contractors or subcontractors of Landlord. Should such labor be unharmonious or incompatible, Landlord may require Tenant, its agents and/or contractors to withdraw from the Demised Premises. Tenant's agents, contractors and subcontractors and their respective employees shall comply with the special rules, regulations and requirements of Building management for the performance and coordination of said agents, contractors, subcontractors and their employees so as to avoid the intrusion into the operation of the Building and to avoid disturbing the quiet enjoyment of other tenants.

         Landlord's Work shall be deemed to be substantially completed ("Substantial Completion" or "Substantially Completed")on the date (the "Substantial Completion Date") when Landlord's Work shall have been completed in accordance with the Final Plans with the exception of punchlist items (i.e., insubstantial details of construction, mechanical adjustment or decoration which remain to be performed in connection with Landlord's Work which shall be completed with reasonable promptness after the Commencement Date). Landlord shall use its reasonable efforts to give Tenant notice of the estimated date of Substantial Completion fifteen (15) days prior thereto, but the parties understand and agree that any such notice shall be an estimate only and Landlord shall incur no liability or responsibility whatsoever if the actual date of Substantial Completion of Landlord's Work is before or after such date.

         As a condition to Landlord's permission to Tenant to make any of Tenant's installations in the Demised Premises, Landlord may require that Tenant agree with Landlord the fixing of the Commencement Date of this Lease.

II.      LIABILITY FOR ABOVE BUILDING STANDARD WORK

         All items set forth in Section IV below shall be of manufacture, material, design, capacity and finish selected by Landlord as the standards of the Building (the "Building Standard"). Tenant shall be liable to Landlord or Landlord's designated agent for costs incurred by Landlord in the completion of Landlord's Work to the extent that (i) such costs are incurred as a result of a change by Tenant in the work as shown on the Final Plans, or (ii) if changes to the Final Plans require the performance of work or the installation of items not described in Section IV below, or (iii) the cost of Landlord's Work exceeds the amount of $109,060.00, which shall be Landlord's maximum expenditure for Landlord's Work. Landlord or Landlord's agent shall inform Tenant by notice of the cost of such extra work which shall be payable by Tenant together with, in the case of extra work generated solely by (i) or (ii) above, a handling and supervision fee of fifteen percent (15%) (such costs together with such fee being collectively, "Tenant's Contribution") as additional rent within ten (10) days of delivery to Tenant of an invoice for same. Landlord shall perform such extra work only if Tenant approves the cost thereof in writing within three (3) days from Landlord's notice thereof.

III.     DELAYS

         The term "Tenant Delay" shall mean any delay that Landlord may encounter in the completion of Landlord's Work by reason of any act, neglect, failure or omission of Tenant, its agents, servants, contractors, architect or employees, in the performance of Tenant's obligations under this Schedule B, including:

         1. Any delay in submission of Tenant's complete and detailed final architectural, mechanical and engineering plans and specifications as and when described in the first paragraph of this Schedule B;

         2. Any delay due to changes made by or on behalf of Tenant in the Final Plans;

         3. Any delay due to Tenant's request for items to be installed within the Demised Premises not set forth, or in greater quantities than those set forth, in Section IV, or that have a delivery date which does not provide sufficient time for installation prior to the otherwise anticipated date of Substantial Completion;

         4. Any delay caused by work by or on behalf of Tenant, other than Landlord's Work as described in the Final Plans; and

         5. Non-payment of any installment of Tenant's Contribution, or any other payment required of Tenant under this Schedule B or elsewhere in the Lease, when due.

         If the Substantial Completion Date shall be delayed by reason of a Tenant Delay, the Demised Premises shall be deemed to be Substantially Completed for purposes of the Commencement Date (as defined in the Lease) as of the date that the Demised Premises would have been Substantially Completed but for any such Tenant Delay, as determined by Landlord in its reasonable discretion, whether or not any such Tenant Delay could have been avoided by the commitment by Landlord of additional personnel to the performance of Landlord's Work. In addition, Tenant shall, promptly upon demand, reimburse Landlord for all damages resulting from such Tenant Delay.

IV.     SPECIFICATIONS

         Except as may be otherwise specifically provided, the following work and materials shall be provided by Landlord at its sole cost and expense, in accordance with the Building Standard:

         Certain elements of the following work will or may adjoin, abut or connect to, previously existing installations. Reasonable effort will be made to make these conjunctions in a good and workmanlike manner, but Tenant recognizes and agrees that not all elements will necessarily be newly installed provided, however, any element which is not newly installed shall be in good condition and consistent with the quality of the entire installation.

1.      Partitioning

         Gypsum board (5/8") - one side 2-1/2" steel stud and other side two (2) layers of 5/8" gypsum board, of which one layer shall extend to underside of floor above; sound transmission class 38; amount as required. Sound baffles will be installed in peripheral enclosures where partitions abut said enclosure.

2.       Doors and Bucks

         Integral pressed steel 16 gauge, floor to ceiling bucks; flush fireproof "3/4 hr." doors, hollow metal, full height; as required. Buck design affords option of butt or reveal joint.

Reveal will be installed unless otherwise specified. Doors will be undercut to accept carpet.

3.       Closets

         Each closet shall be 5fO" (nominal in length) ceiling high, with flush bi-fold doors (as manufactured by Paniflex or equal) and shall have two (2) wood hat shelves (paint grade) and one (1) metal chrome coat rod; one (1) per tenant or per 1,500 square feet. Doors will be installed trimless.

4.       Hardware

         Building standard latch sets (as manufactured by Russwin Mohad, or equal), 1-1/2" pair Olive Knuckle Hinges; wall door stops for each door. One lockset on main entrance door with dead bolt (Russwin or equal) master keyed to Building system; surface mounted model L.C.N. narrow line closer (Stanley or equal).

5.       Painting

         Painting is to be based upon a two coat application for all new surfaces which shall consist of one coat prime and one coat finish. All existing surfaces are to be painted one of nine Building Standard colors from Building Standard color card. It shall be the responsibility of the painting contractor to guarantee adequate paint coverage, proper surface preparation and knowledge of all existing conditions. Strict adherence to all Building Standard paint specifications on file in the Building office is required.

6.       Flooring

         Vinyl composition tile floor covering (12" X 12" 1/8"), as manufactured by Kentile or equal throughout, or Building Standard carpeting, as per Building Standard selection board, with underlayment; 4" straight black rubber base on all walls. Flash patching throughout as required. All floors (except where Tenant chooses to have carpet installed) will be cleaned and/or waxed prior to occupancy. No "glued down" carpet will be permitted except as set forth below.

         Only the following methods of carpet installation shall be permitted:

         Carpet Tile: carpet tile may be installed only with releasable adhesive approved by Landlord allowing for easy removal of such carpet tiles from sub-floor without damage to said sub-floor.

         Broadloom: broadloom may be installed either with releasable adhesive approved by Landlord allowing for easy removal of such broadloom from sub-floor without damage to said sub-floor, or with "tack strips" along perimeter of the carpeted room with commercial grade padding installed underneath broadloom.

7.       Hung Ceilings

         Manufactured by United States Gypsum ("Glacier" or equal). No "dutchmans" allowed.

8.       Lighting

         Four (4) tube fluorescent light fixtures, Building Standard (without lamps), 21 x 41 (as manufactured by National Lighting or equal); one (1) fixture per 125 square feet of net rentable area, but in no event in excess of governmental regulations in effect as of the date of installation. Fixtures may be new or refurbished from Building stock. All lenses to be new. Tenant to supply new Building Standard lamps and bulbs (the cost of which shall be included as part of Landlord's maximum expenditure), which Landlord will install at no cost.

9.       Venetian Blinds

         White colored venetian blinds in blind pockets on all windows; no substitutions will be permitted. Blinds may be new or refurbished from Building stock.

10.      Heating, Ventilating and Air Conditioning

         Year-round air conditioning system, combining the use of periphery units and interior duct air distribution system. The periphery air conditioning system shall service that portion of the Demised Premises being approximately 151 distant from the glass line of the Building. The air conditioning system shall be designed to maintain interior conditions of 80* dry bulb and 50% relative humidity when outside conditions are 95 degrees dry bulb and 75 degrees wet bulb, 70* when 0* outside; and will provide fresh air in a quantity not less than 0.3 cubic feet per minute per square foot of floor area, provided that in any given room or area of the Demised Premises the occupancy does not exceed one
(1) person for each 100 square feet and the total connected electric load does not exceed four (4) watts per square foot total, and further provided such conditions are in conformance with the New York State Energy Conservation Code effective January 1, 1979.

         Interior duct distribution, including Building standard ducts, grilles, etc., to accommodate Tenant's layout. Said duct distribution to be designed by Landlord's engineer only.

         For each periphery room Landlord will furnish one or more automatic thermostatically controlled incremental self contained peripheral units (as manufactured by Singer/Remington) sized by Landlord's engineer to be of sufficient capacity to provide heating, ventilating and air conditioning in accordance with the standards set forth in Section (A) above. The automatic system will operate from 8:00 a.m. to 6:00 p.m. each Business Day. Heating or cooling at occupant's selection shall be available at any time in periphery only. In order to reactivate the system after its automatic shut-off, Tenant need only press a button within the Demised Premises. Once reactivated, the system will thereafter automatically shut off at intermittent intervals. It can again be reactivated upon the pressing of the aforesaid button.

         Integrated with the air conditioning unit enclosure will be installed a system of storage cabinets to provide a complete module of comfort and convenience. The storage cabinets will be of the open bookcase type with an adjustable metal shelf and fixed bottom shelf. The cabinets will be 12" deep and located on both sides of the air conditioning enclosure to provide one continuous assembly.

11.      Electrical Outlets

         Duplex receptacles in Building Standard partitions, in base and/or peripheral enclosures, at prefabricated knockouts,and/or underfloor duct system, one (1) per 150 square feet of area.

12.      Switches

         Ceiling fixtures will be serviced by switches as required by the New York City Building Code, not less than one (1) switch per room.

13.      Telephone

         Landlord will supply up to one point of telephone distribution for each 200 square feet of area, through partition (in base) or peripheral knockouts only and/or conduit up to 3/4" to top of partitions. All wiring shall be done by Tenant's contractor and Landlord shall have no responsibility for said work. Work must meet Building Standard criteria, and damage incurred to ceiling or walls by Tenant's contractor shall be the sole responsibility of Tenant to repair. Any additional conduit shall be installed by Landlord's contractors and charged to Tenant.

                            SECOND AMENDMENT OF LEASE


         AGREEMENT, dated this 3rd day of February,1998, between SAGE REALTY CORPORATION, a New York corporation having an office at 777 Third Avenue, New York, New York 10017, as agent for the owner of the building hereinafter mentioned ("Landlord"),and ZAI NET SOFTWARE, INC., a New York Corporation having an office at 747 Third Avenue, New York, New York 10017 ("Tenant").

                               W I T N E S S E T H

         WHEREAS, Landlord and Zaitech Software, Inc. (Tenant's predecessor-in-interest) entered into an Indenture of Lease, dated February 15, 1991 (which lease as amended by First Amendment of Lease, dated December 7, 1994, is hereinafter referred to as the "Lease"), pursuant to which Landlord presently leases to Tenant a portion of the 18th floor (the "Existing Premises") in the building known as 747 Third Avenue, New York, New York (the "Building"); and

         WHEREAS, Landlord and Tenant desire to amend the Lease to provide, among other things, for an addition of space to the Demised Premises (as defined in the Lease) and for an extension of the term of the Lease.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. All terms used herein shall have the same meaning ascribed to them in the Lease, unless otherwise herein indicated, or unless the context hereof shall otherwise require.

         2. Effective as of the date hereof, the Term is hereby extended to the last day of the month in which occurs the day immediately preceding the fifth
(5th) anniversary of the Effective Date (as such term is defined in Paragraph 3 hereof).

         3. Effective as of the date (the "Effective Date") of Substantial Completion of Landlord's Work (as such terms are defined in Schedule B to this Second Amendment of Lease), that portion of the eighteenth (18th) floor of the Building, shown as the hatched area on Schedule A attached hereto and made a part hereof (the "Additional Space"), shall be added to the Existing Premises on the terms and conditions set forth below, with the Existing Premises and the Additional Space being deemed to collectively constitute the "Demised Premises" for all purpose under the Lease.

         4. (a) Section 3.01 of the Lease shall be amended to provide that the Fixed Rent shall be increased by the sum of

$115,860.30 per annum, which sum represents the Fixed Rent allocable to the Additional Space.

                  (b) Section 3.01 of the Lease is hereby amended to provide that the Fixed Rent allocable to the Existing Premises shall be $206,668.87 per annum during the period commencing on May 1, 2000 and continuing through the Expiration Date (as extended by this Second Amendment of Lease).

         5. (a) As of the Effective Date, solely for purposes of determining additional rent attributable to the Additional Space, subparagraphs
(a), (b), (f) and (g) of Section 3.04 of the Lease shall be amended to read as follows:

         (a) The term "Base Tax Year" as hereinafter set forth for the determination of real estate tax escalation shall mean the period commencing July 1, 1998 and ending June 30, 1999.

         (b)      The term "the Percentage" shall mean .81%.

         (f) The term "Base Wage Rate" shall mean the Wage Rate in effect on January 1, 1998.

         (g)      The term "Wage Rate Factor" shall mean.,13,057.

                  (b) As of May 1, 2000, solely for purposes of determining additional rent attributable to the Existing Premises, subparagraphs (a) and (f) of Section 3.04 shall be amended to read as follows:

         (a) The term "Base Tax Year" as hereinafter set forth for the determination of real estate tax escalation shall mean the period commencing July 1, 1998 and ending June 30, 1999.

         (f) The term "Base Wage Rate" shall mean the Wage Rate in effect on January 1, 1998.

         6. As of the Effective Date, Article 4 of the Lease is hereby amended by increasing the sum of "$l5,813.70" as set forth in the second line thereof, by the sum of "$8,865.30" to "$24,679.00".

         7. Schedule B of the Lease shall not be applicable to the Additional Space, and Schedule B annexed hereto shall be applicable thereto, with the understanding that the term "Demised Premises" as used in Schedule B annexed hereto shall be deemed to mean the "Additional Space" and the term "Commencement Date" shall be deemed to be the "Effective Date". Tenant hereby acknowledges that, except as provided in Schedule B annexed hereto, Landlord is not required to perform any work, furnish any materials or give Tenant any rent credit or work allowance or any sum of money in connection with the Additional Space and, except as provided in Schedule B annexed hereto, Tenant is taking the same "as-is" as of the Effective Date.

         8. The parties hereto agree that Sage Group Associates Inc. (the "Broker") was the only broker who negotiated and brought about this transaction, and Landlord agrees to pay the Broker a commission therefor as per separate agreement. Tenant represents and warrants that it has not dealt with any broker other than the Broker, and Tenant agrees to indemnify and save Landlord harmless from and against any claims made by other brokers claiming to have dealt with Tenant. Landlord represents that it has not dealt with any broker other than the Broker, and Landlord agrees to indemnify and save Tenant harmless from and against any claims made by other brokers claiming to have dealt with Landlord.

         9. Tenant warrants and represents that, as of the date hereof, Landlord has performed all of its obligations under the Lease.

         10. Except as modified by this Second Amendment of Lease, the Lease and each of the covenants, terms and conditions set forth therein are and shall remain in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Third Amendment of Lease as of the day and year first above written.

                                            SAGE REALTY CORPORATION, as Agent

                                            By:  signature illegible
                                               ---------------------------------
                                                  Landlord


                                            ZAI NET SOFTWARE, INC.
                                            By:  /s/ Cynthia C. Chang
                                               ---------------------------------
                                                  Tenant ZAI*NET
                                                  SOFTWARE, INC.
                                                  747 THIRD AVENUE 18 FL
                                                  NEW YORK, NY 10017
                                                  (212) 888-3600

                                  SCHEDULE "B"

PLANS AND WORK

1.       Plan Submission

         Within 30 days after the date of this Second Amendment of Lease Tenant hall submit to Landlord for review and approval complete and detailed final architectural, mechanical and engineering plans and specifications showing the alterations required by Tenant to the Demised Premises in order to prepare the Demised Premises for Tenant's occupancy. In addition to submission of the aforesaid plans and specifications, Tenant shall also furnish any and all documents and information which Landlord may reasonably require for submission to its insurance company (s), mortgagee (s), contractors and other interested parties.

2.       Authorization to Proceed

         Tenant's plans and specifications shall be prepared in accordance with, and Landlord's responsibility shall be limited to, the specifications set forth in Section V of this Schedule B. The plans and specifications, as approved by Landlord, are hereinafter referred to as the "Final Plans" and all work required by the Final Plans to be preformed by Landlord is hereinafter referred to as "Landlord's Work."

         The submission of the Final Plans to Landlord shall be deemed authorization by Tenant for Landlord to proceed with the work shown on the Final Plans, subject to the provisions hereof. Any approvals required to be given by either party shall be deemed given, unless within five (5) days after any submission the party receiving the same notifies the submitting party of an objection thereto. Any architect or designer now or hereafter acting for or on behalf of Tenant shall be deemed an agent of Tenant and authorized to bind Tenant in all respects.

3.       Compliance with Laws & Codes

         Tenant shall be responsible for showing that the Final Plans comply with all applicable laws, rules, ordinances, requirements and regulations of all governmental and quasi-governmental authorities having jurisdiction over Landlord's Work and Tenant shall be liable for and shall indemnify Landlord against any and all claims and expenses arising from or relating to the failure of the Final Plans to meet such requirements including, without limitation, any and all costs incurred for revising the Final Plans and correcting faulty work resulting from errors or omissions in the Final Plans. Landlord's approval of the Final Plans, Landlord's description of the kind and extent of work to be set forth in the Final Plans and Landlord's performance of the work in conformity with the Final Plans shall not make Landlord liable for any expense or claim which may arise from or relate to the failure of Landlord's Work to meet applicable laws, rules, ordinances, requirements and or regulations of any governmental or quasi-governmental authority having jurisdiction thereover, nor shall Landlord's approval of the Final Plans, performance of the Landlord's Work or any statement made herein or in the body of the Lease constitute an express or implied representation of Landlord that any or all work performed and installation supplied pursuant to the Final Plans is suitable for the particular requirements of Tenant or any specific or general use and purpose of Tenant.

4.       Filing with Governmental Agencies

         Landlord shall cause the Final Plans and/or appropriate building notices and forms relating thereto to be filed with and approved by any governmental and quasi-governmental authorities having jurisdiction over Landlord's Work. All costs, fees and expenses incurred in connection with obtaining the approvals of and filings with such governmental and quasi-governmental authorities as well as all engineering and architectural costs associated therewith, if any, shall be paid for by Landlord and the cost thereof shall be applied against "Landlord's maximum expenditure,, (as defined in Section IV hereof). Any additional approvals or filings necessitated by changes made by Tenant to the Final Plans shall be at the sole cost and expense of Tenant.

5.       Architectural & Engineering Services

         The Final Plans shall be prepared by Tenant at Tenant's own cost and expense; provided that Landlord shall reimburse Tenant for the costs incurred by Tenant in preparation of the Final Plans and the cost thereof shall be applied against "Landlord's maximum expenditure" (as defined in Section IV hereof).

         The air conditioning system to serve the Demised Premises will be designed at Landlord's expense. For engineering services required for any other purposes, Tenant shall reimburse Landlord for the cost of the same. Any changes to the Final Plans and any changes to the original air-conditioning design necessitated by any changes made by Tenant to the Final Plans shall be at Tenant's expense.

6.       Entry by Tenant

         Prior to the Commencement Date, entry by Tenant, its agents, contractors or subcontractors, in or on the Demised Premises for performance of work in the Demised Premises not included within Landlord's Work, or for any other purpose whatsoever, shall be at Tenant's sole risk and responsibility. Upon the request of Landlord, Tenant shall deliver to Landlord policies and certificates of insurance reasonably satisfactory to Landlord. In the event Tenant or Tenant's contractor shall enter upon or perform work in the Demised Premises or any other part of the Building, Tenant agrees to indemnify and save Landlord free and harmless, from and against any and all claims whatsoever arising out of said entry or such work.

         Tenant agrees that should Tenant, its agents, contractors or subcontractors, enter upon the Demised Premises for the purpose of performing any work not included within Landlord's Work, or for any other purpose whatsoever, the labor employed by Tenant or anyone performing such work, for or on behalf of Tenant, shall always be harmonious and compatible with the labor employed by Landlord or any agents, contractors or subcontractors of Landlord. Should such labor be unharmonious or incompatible, Landlord may require Tenant, its agents and/or contractors to withdraw from the Demised Premises. Tenant's agents, contractors and subcontractors and their respective employees shall comply with the special rules, regulations and requirements of Building management for the performance and coordination of said agents, contractors, subcontractors and their employees so as to avoid the intrusion into the operation of the Building and to avoid disturbing the quiet enjoyment of other tenants.

         As a condition to Landlord's permission to Tenant to make any of Tenant's installations in the Demised Premises, Landlord may require that Tenant agree with Landlord the fixing of the Commencement Date of this Lease.

II.      SUBSTANTIAL COMPLETION

         Landlord's Work shall be deemed to be substantially completed ("Substantially Completion" or "Substantial Completion") on the date (the "Substantial Completion Date") when Landlord's Work shall have been completed in accordance with the Final Plans with the exception of punchlist items (i.e., insubstantial details of construction, mechanical adjustment or decoration which remain to be performed in connection with Landlord's Work which shall be completed with reasonable promptness after the Commencement Date).

III.     DELAYS

         The term "Tenant Delay" shall mean any delay that Landlord may encounter in the completion Landlord's Work by reason of any act, neglect, failure or omission of Tenant, its agents, servants, contractors, architect or employees, in the performance of Tenant's obligations under this Schedule B, including:

1.       Submission

Any delay in submission of Tenant's complete and detailed final architectural, mechanical and engineering plans and specifications as and when described in the first paragraph of this Schedule B;

2.       Changes

Any delay due to changes made by or on behalf of Tenant in the Final Plans;

3.       Quantity or Long Lead

Any delay due to Tenant's request for items to be installed within the Demised Premises not set forth, or in greater quantities than those set forth, in
Section V, or that have a delivery date which does not provide sufficient time for installation prior to the otherwise anticipated date of Substantial Completion;

4.       Tenant Work

Any delay caused by work by or on behalf of tenant, other than Landlord's Work as described in the Final Plans; and

5.       Non-payment of Tenant Contribution

Non-payment of any installment of Tenant's Contribution (as defined in Section IV below), or any other payment required of Tenant under this Schedule B or elsewhere in the Lease, when due.

         If the Substantial Completion Date shall be delayed by reason of a Tenant Delay, the Demised Premises shall be deemed to be Substantially Completed for purposes of the Commencement Date (as defined in the Lease) as of the date that the Demised Premises would have been Substantially Completed but for any such Tenant Delay, as determined by Landlord in its reasonable discretion, whether or not any such Tenant Delay could have been avoided by the commitment by Landlord of additional personnel to the performance of Landlord's Work. In addition, Tenant shall, promptly upon demand, reimburse Landlord for all damages resulting from such Tenant Delay.

IV.      LIABILITY FOR ABOVE BUILDING STANDARD WORK

         All items set forth in Section V below shall be of manufacture, material, design, capacity and finish selected by Landlord as the standards of the Building (the "Building Standard"). Tenant shall be liable to Landlord or Landlord's designated agent for costs incurred by Landlord in the completion of Landlord's Work to the extent that W such costs are incurred as a result of a change by Tenant in the work as shown on the Final Plans, (ii) if the Final Plans require the performance of work or the installation of items not described in Section V below or-.(iii) the cost of Landlord's Work exceeds the amount of $61,140, which shall be "Landlord's maximum expenditure" for Landlord's Work. Landlord or Landlord's agent shall inform Tenant by notice of the cost of such extra work which shall be payable by Tenant together with a handling and supervision fee of twenty-one percent (21%) (such costs together with such fee being collectively, "Tenant's Contribution") as additional rent within ten (10) days of delivery to Tenant of an invoice for same. Landlord shall perform such extra work only if Tenant approves the cost thereof in writing within three (3) days from Landlord's notice thereof.

V.       SPECIFICATIONS

         Except as may be otherwise specifically provided, the following work and materials shall be provided by landlord at its sole cost and expense, in accordance with the building standard:

         Certain elements of the following work will or may adjoin, abut or connect to, previously existing installations. Reasonable effort will be made to make these conjunctions in a good and workmanlike manner, but tenant recognizes and agrees that not all elements will necessarily be newly installed.

1.       Partitioning

         Where partitions contain hollow metal frames the wall construction shall be; 5/8", gypsum board on one side of 2-1/2" steel stud and the other side shall consist of two (2) layers of 5/8" gypsum board, of which, one layer shall extend to underside of floor above. All other partitions shall be; 5/8" gypsum board on one side of 2-1/2" steel stud and the other side one (1) layers of 5/8" gypsum board which shall extend to underside of floor above.

         Fiberglass insulation will be installed in all walls from floor to above hung ceiling.

2.       Doors and Bucks

         Integral pressed steel 16 gauge, floor to ceiling bucks; flush fireproof "3/4 hr." doors, hollow metal, full height; as required. Buck design affords option of butt or reveal joint. Reveal will be installed unless otherwise specified. Doors will be undercut to accept carpet. Doors may be new or re-used from building stock.

3.       Closets

         Each closet shall be 5.0" (nominal in length) ceiling high, with 3/4" paint grade, full height wood doors and shall have one (1) vinyl-coated wire shelves with coat rods per tenant or per 1500 square feet.

4.       Hardware

         Building standard lever latch sets (as manufactured by Russwin Corbin, Series 3400 in polished chrome finish), 2 pair paint grade butt hinges and wall door stop for each door. one lockset on main entrance door with dead bolt master keyed to building system; surface mounted L.C.N. narrow line closer. Where doors are to be re-used, hinges shall be re-used 1-1/2 pair "olive knuckle".

5.       Painting

         Painting is to be based upon a two coat application for all new surfaces which shall consist of one prime coat and one finish coat. All existing surfaces are to receive one finish coat. All surfaces to be painted with building standard colors from building standard color chart.

6.       Flooring

         Vinyl composition tile floor covering (12"x12"x1/8"), (as manufactured by Armstrong) or equal or building standard carpeting, as per building standard selection board; 4" rubber base on all walls. Broadloom is to be installed over tackless and pad.

7.       Hung Ceilings

         Mechanically suspended acoustical ceilings, exposed spline, 2'0" x 2'0" (as manufactured by United States Gypsum, # 584 Glacier, tegular tile), or equal. Splines shall be white. Ceiling shall be 81- 411 throughout. No "dutchmans" permitted.

8.       Lighting

         Four (4) tube fluorescent light fixtures, 2' x 4' (without lamps), (as manufactured by National Lighting) or equal; one (1) fixture per 125 square feet of net rentable area, but in no event in excess of governmental regulations in effect as of the date of installation. Fixtures and lenses may be new or refurbished from building stock. Tenant to supply new building standard fluorescent "Phillips", warm white 34W-EWII bulbs which landlord will install at no cost.

9.       Venetian Blinds

         White "Levolor" or equal venetian blinds in blind pockets at all windows; no substitutions will be permitted. Blinds may be new or refurbished from building stock.

10.      Heating, Ventilating and Air Conditioning

         Year-round air conditioning system, combining the use of periphery units and interior duct air distribution system. The periphery air conditioning system shall service that portion of the demised premises being approximately 151 distant from the glass line of the building. The air conditioning system shall be designed to maintain interior conditions of 80* dry bulb and 501 relative humidity when outside conditions are 95* dry bulb and 75* wet bulb, 70* when 0' outside; and will provide fresh air in a quantity not less than 0.3 cubic feet per minute per square foot of floor area, provided that in any given room or area of the Demised Premises the occupancy does not exceed one (1) person for each 100 square feet and the total connected electric load does not exceed four (4) watts per square foot of usable area, of which a maximum of (2) watts per square foot of usable area may be used for lighting, and further provided such conditions are in conformance with prevailing codes in effect at the time of the work.

         Interior duct distribution, including building standard ducts, grilles, etc., to accommodate tenant's layout. Said duct distribution to be designed by landlord's engineer only.

         For each periphery room landlord will furnish one or more automatic thermostatically controlled incremental self contained peripheral units (as manufactured by McQuay) or equal, sized by landlord's engineer to be of sufficient capacity to provide heating, ventilating and air conditioning in accordance with the standards set forth above. The automatic system will operate from 8:00 a.m. to 6:00 p.m. each business day. Heating or cooling at occupant's selection shall be available at any time in periphery only. In order to reactivate the system after its automatic shut-off, tenant need only press a button. Once reactivated, the system will thereafter automatically shut off at intermittent intervals. It can again be reactivated upon the pressing of the aforesaid button.

11.      Electrical Outlets

         Duplex receptacles in building standard partitions and/or peripheral enclosures at prefabricated knockouts, one (1) per 150 square feet of area. No receptacles recessed in core walls.

12.      Switches

         Ceiling fixtures will be serviced by switches as required by the New York City Building Code, not less than one (1) switch per room.

13.      Telephone

         Landlord will supply up to one point of telephone distribution for each 200 square feet of area, through partition or peripheral knockouts only and/or conduit up to 3/411 to top of partitions. All wiring shall be done by tenant's contractor and landlord shall have no responsibility for said work. No exposed telephone wiring shall be permitted. Telephone cables in hung ceiling may be exposed, however, the cables must be supported properly so as not to rest on the hung ceiling. Where telephone cable is used in the hung ceiling, it must be Teflon coated or in pipe. All work must meet building standard criteria, and damage incurred to ceiling or walls by tenant's contractor shall be the sole responsibility of tenant to repair.

14.      Glass Walls

         Up to 3001 of total partitioning can be full height 1/411 clear, butt glazed, tempered glass with beveled edges, no silicone, in building standard 411 aluminum base and 211 aluminum head. Framing above ceiling to be metal stud braced with wood blocking above top track as required.

                            THIRD AMENDMENT OF LEASE

         AGREEMENT, dated this 3rd day of February, 1999, between SAGE REALTY CORPORATION, a New York corporation having an office at 777 Third Avenue, New York, New York as agent for the owner of the building hereinafter mentioned ("Landlord"), and ZAI NET SOFTWARE, L.P., a New York limited partnership having an office at 747 Third Avenue, New York, New York 10017 ("Tenant").

                               W I T N E S S E T H

         WHEREAS, Landlord and Zaitech Software, Inc. (Tenant's predecessor-in-interest) entered into an Indenture of Lease, dated February 15, 1991 (which lease as amended by First Amendment of Lease, dated December 7, 1994, and Second Amendment of Lease, dated February 3, 1998, is hereinafter referred to as the "Lease"), pursuant to which Landlord presently leases to Tenant the entire 18th floor (the "Existing Premises") in the building known as 747 Third Avenue, New York, New York (the "Building"); and

         WHEREAS, Landlord and Tenant desire to amend the Lease to provide, among other things, for an addition of space to the Demised Premises (as defined in the Lease).

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. All terms used herein shall have the same meaning ascribe~d to them in the Lease, unless otherwise herein indicated, or unless the context hereof shall otherwise require.

         2. A. Effective as of the date (the "First Effective Date") of Substantial Completion of Landlord's Work (as such terms are defined in Schedule B to this Third Amendment of Lease) with respect to that portion of the seventeenth (17th) floor of the Building, shown as the hatched area on Schedule Al attached hereto and made a part hereof (the "First Additional Space"), and continuing through the balance of the Term, the First Additional Space shall be added to the Existing Premises on the terms and conditions set forth below, with the Existing Premises and the First Additional Space being deemed to collectively constitute the "Demised Premises" for all purposes under the Lease.

                     B. Effective as of the date (the "Second Effective Date") on which Landlord delivers vacant possession of the "Second Additional Space" (as defined below) to Tenant (which date is anticipated to be October 1, 1999), and continuing through the balance of the Term, that portion of the seventeenth (17 th) floor of the Building, shown as the hatched area on Schedule A-2 attached hereto and made a part hereof (the "Second Additional Space"), shall be added to the then Demised Premises on the terms and conditions set forth below, with, the Existing Premises, the First Additional Space and the Second Additional Space being deemed thereafter to collectively constitute the "Demised Premises" for all purposes under the Lease.

                  3. A. As of the First Effective Date, Section 3.01 of the Lease shall be amended to provide that the Fixed Rent shall be increased by the sum of $122,397.40 per annum, which sum represents the Fixed Rent allocable to the First Additional Space.

                     B. As of the Second Effective Date, Section 3.01 of the Lease shall be amended to provide that the Fixed Rent shall be increased by the sum of $28,152.30 per annum, which sum represents the Fixed Rent allocable to the Second Additional Space.

                  4. A. As of the First Effective Date, solely for purposes of determining additional rent attributable to the First Additional Space, subparagraphs (a), (b), M and (g) of Section 3.04 of the Lease shall be amended to read as follows:

                  (a) The term "Base Tax Year" as hereinafter set forth for the determination of real estate tax escalation shall mean the calendar year 1999 (i.e., Real Estate Taxes, as herein defined, for the Base Tax Year shall be the average of Real Estate Taxes for the period commencing on July 1, 1998 and ending June 30, 1999 and Real Estate Taxes for the period commencing July 1, 1999 and ending June 30, 2000).

                  (b) The term "the Percentage" shall mean .72%.

                  (f) The term "Base Wage Rate" shall mean the Wage Rate in effect on January 1, 1999.

                  (g) The term "Wage Rate Factor" shall mean 2,726.

            B. As of the Second Effective Date, solely for purposes of determining additional rent attributable to the Second Additional Space, subparagraphs (a), (b), (f) and (g) of Section 3.04 of the Lease shall be amended to read as follows:

         (a) The term "Base Tax Year" as hereinafter set forth for the determination of real estate tax escalation shall mean the period commencing July 1, 1999 and ending June 30, 2000.

         (b)      The term "the Percentage" shall mean .17t.

         (f) The term "Base Wage Rate" shall mean the Wage Rate in effect on January 1, 1999.

         (g)      The term "Wage Rate Factor" shall mean 627.

         5. A. As of the First Effective Date, Article 4 of the Lease shall be amended by further increasing the sum of 11$24,679.00" as set forth in the second line thereof, by the sum of "$7,905.40" to "$32,584.40".

            B. As of the Second Effective Date, Article 4 of the Lease shall be further amended by increasing the sum of $32,584.10 as set forth in the second line thereof, by the sum of $1,818.30 to $34,402.20.

         6. A. Schedule B of the Lease shall not be applicable to the First Additional Space, and Schedule B annexed hereto shall be applicable thereto, with the understanding that the term "Demised Premises" as used in Schedule B annexed hereto shall be deemed to mean the "First Additional Space" and the term "Commencement Date" shall be deemed to be the "First Effective Date". Tenant hereby acknowledges that, except as provided in Schedule B annexed hereto, Landlord is not required to perform any work, furnish any materials or give Tenant any rent credit or work allowance or any sum of money in connection with the First Additional Space and, except as provided in Schedule B annexed hereto, Tenant is taking the same "as-is" as of the First Effective Date.

            B. Schedule B of the Lease shall not be applicable to the Second Additional Space and Landlord hereby agrees to reimburse Tenant in an amount not to exceed($10,659 ("Landlord's Contribution") towards the costs incurred by Tenant to prepare the Second Additional Space for Tenant's occupancy. Landlord shall reimburse Tenant as aforesaid within forty-five (45) days after receipt of paid invoices therefor, provided such work is performed within six (6) months after the Second Effective Date and further provided that all such work shall be performed in accordance with the terms and conditions of the Lease, including, without limitation, Article 6 thereof. Tenant hereby acknowledges that, except as provided above, Landlord is not required to perform any work, furnish any materials or give Tenant any rent credit or work allowance or any sum of money in connection with the Second Additional Space and, except as provided above, Tenant is taking same "as-is" as of the Second Effective Date.

                  C. Notwithstanding anything to the contrary contained in this Paragraph 6 or Schedule B hereof, it is understood and agreed that all or any portion of Landlord's Contribution may be applied, at Tenant's option, towards the costs incurred by Tenant for work performed in the First Additional Space. Additionally, if Tenant shall not utilize the entire amount of "Landlord's maximum expenditure" (as such term is defined in Schedule B hereof) any remaining portion thereof may be applied, at Tenant's option, towards costs incurred by Tenant for work performed in the Second Additional Space.

                  7. The parties hereto agree that Sage Group Associates (a division of Sage Realty Corporation) (the "Broker") was the only broker who negotiated and brought about this transaction, and Landlord agrees to pay the Broker a commission therefor as per separate agreement. Tenant represents and warrants that it has not dealt with any broker other than the Broker, and Tenant agrees to indemnify and save Landlord harmless from and against any claims made by other brokers claiming to have dealt with Tenant. Landlord represents that it has not dealt with any broker other than the Broker, and Landlord agrees to indemnify and save Tenant harmless from and against any claims made by other brokers claiming to have dealt with Landlord.

                  8. Tenant warrants and represents that, as of the date hereof, Landlord has performed all of its obligations under the Lease.

                  9. Except as modified by this Third Amendment of Lease, the Lease and each of the covenants, terms and conditions set forth therein are and shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Third Amendment of Lease as of the day and year first above written.

                                           SAGE REALTY CORPORATION, as Agent

                                           By:   signature illegible
                                              ----------------------------------
                                               Landlord

                                           ZAI NET SOFTWARE, L.P.

                                           By:   /s/ Cynthia C. Chang
                                              ----------------------------------
                                               Tenant

                                                  ZA1*NET SOFTWARE, L.P
                                                747 THIRD AVENUE 18th FL.
                                                    NEW YORK, NY 10017
                                                      (212) 888 3600

                                  SCHEDULE "B"

I.       PLANS AND WORK

1.       Plan Submission

         Within five (5) days after the date of this Third Amendment of Lease Tenant shall submit to Landlord for review and approval complete and detailed final architectural, mechanical and engineering plans and specifications showing the alterations required by Tenant to the Demised Premises in order to prepare the Demised Premises for Tenant's occupancy. In addition to submission of the aforesaid plans and specifications, Tenant shall also furnish any and all documents and information which Landlord may reasonably require for submission to its insurance company (s), mortgagee (s), contractors and other interested parties.

2.       Authorization to Proceed

         Tenant's plans and specifications shall be prepared in accordance with, and Landlord's responsibility shall be limited to, the specifications set forth in Section V of this Schedule B. The plans and specifications, as approved by Landlord, are hereinafter referred to as the "Final Plans" and all work required by the Final Plans to be preformed by Landlord is hereinafter referred to as "Landlord's Work."

         The submission of the Final Plans to Landlord shall be deemed authorization by Tenant for Landlord to proceed with the work shown on the Final Plans, subject to the provisions hereof. Any approvals required to be given by either party shall be deemed given, unless within five (5) days after any submission the party receiving the same notifies the submitting party of an objection thereto. Any architect or designer now or hereafter acting for or on behalf of Tenant shall be deemed an agent of Tenant and authorized to bind Tenant in all respects.

3.       Compliance with Laws & Codes

         Tenant shall be responsible for showing that the Final Plans comply with all applicable laws, rules, ordinances, requirements and regulations of all governmental and quasi-governmental authorities having jurisdiction over Landlord's Work and Tenant shall be liable for and shall indemnify Landlord against any and all claims and expenses arising from or relating to the failure of the Final Plans to meet such requirements including, without limitation, any and all costs incurred for revising the Final Plans and correcting faulty work resulting from errors or omissions in the Final Plans. Landlord's approval of the Final Plans, Landlord's description of the kind and extent of work to be set forth in the Final Plans and Landlord's performance of the work in conformity with the Final Plans shall not make Landlord liable for any expense or claim which may arise from or relate to the failure of Landlord's Work to meet applicable laws, rules, ordinances, requirements and or regulations of any governmental or quasi-governmental authority having jurisdiction thereover, nor shall Landlord's approval of the Final Plans, performance of the Landlord's Work or any statement made herein or in the body of the Lease constitute an express or implied representation of Landlord that any or all work performed and installation supplied pursuant to the Final Plans is suitable for the particular requirements of Tenant or any specific or general use and purpose of Tenant.

4.       Filing with Governmental Agencies

         Landlord shall cause the Final Plans and/or appropriate building notices and forms relating thereto to be filed with and approved by any governmental and quasi-governmental authorities having jurisdiction over Landlord's Work. All costs, fees and expenses incurred in connection with obtaining the approvals of and filings with such governmental and quasi-governmental authorities as well as all engineering and architectural costs associated therewith, if any, shall be paid for by Landlord and the cost thereof shall be applied against "Landlord's maximum expenditure" (as defined in Section IV hereof). Any additional approvals or filings necessitated by changes made by Tenant to the Final Plans shall be at the sole cost and expense of Tenant.

5.       Architectural & Engineering Services

         The Final Plans shall be prepared by Tenant at Tenant's own cost and expense; provided that Landlord shall reimburse Tenant up to a maximum of $3,000 for the costs incurred by Tenant in preparation of the Final Plans.

         The air conditioning system to serve the Demised Premises will be designed at Landlord's expense. For engineering services required for any other purposes, Tenant shall reimburse Landlord for the cost of the same. Any changes to the Final Plans and any changes to the original air-conditioning design necessitated by any changes made by Tenant to the Final Plans shall be at Tenant' expense.

6.       Entry by Tenant

         Prior to the Commencement Date, entry by Tenant, its agents, contractors or subcontractors, in or on the Demised Premises for performance of work in the Demised Premises not included within Landlord's Work, or for any other purpose whatsoever, shall be at Tenant's sole risk and responsibility. Upon the request of Landlord, Tenant shall deliver to Landlord policies and certificates of insurance reasonably satisfactory to Landlord. In the event Tenant or Tenant's contractor shall enter upon or perform work in the Demised Premises or any other part of the Building, Tenant agrees to indemnify and save Landlord free and harmless, from and against any and all claims whatsoever arising out of said entry or such work.

         Tenant agrees that should Tenant, its agents, contractors or subcontractors, enter upon the Demised Premises for the purpose of performing any work not included within Landlord's Work, or for any other purpose whatsoever, the labor employed by

Tenant or anyone performing such work, for or on behalf of Tenant, shall always be harmonious and compatible with the labor employed by Landlord or any agents, contractors or subcontractors of Landlord. Should such labor be unharmonious or incompatible, Landlord may require Tenant, its agents and/or contractors to withdraw from the Demised Premises. Tenant's agents, contractors and subcontractors and their respective employees shall comply with the special rules, regulations and requirements of Building management for the performance and coordination of said agents, contractors, subcontractors and their employees so as to avoid the intrusion into the operation of the Building and to avoid disturbing the quiet enjoyment of other tenants.

         As a condition to Landlord's permission to Tenant to make any of Tenant's installations in the Demised Premises, Landlord may require that Tenant agree with Landlord the fixing of the Commencement Date of this Lease.

II.      SUBSTANTIAL COMPLETION

         Landlord's Work shall be deemed to be substantially completed ("Substantially Completion" or "Substantial Completion") on the date (the "Substantial Completion Date") when Landlord's Work shall have been completed in accordance with the Final Plans with the exception of punchlist items (i.e., insubstantial details of construction, mechanical adjustment or decoration which remain to be performed in connection with Landlord's Work which shall be completed with reasonable promptness after the Commencement Date).

III.     DELAYS

         The term "Tenant Delay" shall mean any delay that Landlord may encounter in the completion Landlord's Work by reason of any act, neglect, failure or omission of Tenant, its agents, servants, contractors, architect or employees, in the performance of Tenant's obligations under this Schedule B, including:

1.       Submission

Any delay in submission of Tenant's complete and detailed final architectural, mechanical and engineering plans and specifications as and when described in the first paragraph of this Schedule B;

2.       Changes

Any delay due to changes made by or on behalf of Tenant in the Final Plans;

3.       Quantity or Long Lead

Any delay due to Tenant's request for items to be installed within the Demised Premises not set forth, or in greater quantities than those set forth, in
Section V, or that have a
delivery date which does not provide sufficient time for installation prior to the otherwise anticipated date of Substantial Completion;

4.       Tenant Work

Any delay caused by work by or on behalf of tenant, other than Landlord's Work as described in the Final Plans; and

5.       Non-payment of Tenant Contribution

Non-payment of any installment of Tenant's Contribution (as defined in Section IV below), or any other payment required of Tenant under this Schedule B or elsewhere in the Lease, when due.

         If the Substantial Completion Date shall be delayed by reason of a Tenant Delay, the Demised Premises shall be deemed to be Substantially Completed for purposes of the Commencement Date (as defined in the Lease) as of the date that the Demised Premises would have been Substantially Completed but for any such Tenant Delay, as determined by Landlord in its reasonable discretion, whether or not any such Tenant Delay could have been avoided by the commitment by Landlord of additional personnel to the performance of Landlord's Work. In addition, Tenant shall, promptly upon demand, reimburse Landlord for all damages resulting from such Tenant Delay.

IV.      LIABILITY FOR ABOVE BUILDING STANDARD WORK

         All items set forth in Section V below shall be of manufacture, material, design, capacity and finish selected by Landlord as the standards of the Building (the "Building Standard"). Tenant shall be liable to Landlord or Landlord's designated agent for costs incurred by Landlord in the completion of Landlord's Work to the extent that W such costs are incurred as a result of a change by Tenant in the work as shown on the Final Plans, (ii) if the Final Plans require the performance of work or the installation of items not described in Section V below the cost of Landlord's Work exceeds the amount of shall be "Landlord's maximum expenditure" for Landlord's Work. Landlord or Landlord's agent shall inform Tenant by notice of the cost of such extra work which shall be payable by Tenant together with a handling and supervision fee of twenty-one percent (219t) (such costs together with such fee being collectively, "Tenant's Contribution") as additional rent within ten (10) days of delivery to Tenant of an invoice for same. Landlord shall perform such extra work only if Tenant approves the cost thereof in writing within three (3) days from Landlord's notice thereof.

V.       SPECIFICATIONS

         Except as may be otherwise specifically provided, the following work and materials shall be provided by landlord at its sole cost and expense, in accordance with the building standard:

         Certain elements of the following work will or may adjoin, abut or connect to, previously existing installations. Reasonable effort will be made to make these conjunctions in a good and workmanlike manner, but tenant recognizes and agrees that not all elements will necessarily be newly installed.

1.       Partitioning

         Where partitions contain hollow metal frames the wall construction shall be; 5/8" gypsum board on one side of 2-1/2" steel stud and the other side shall consist of two (2) layers of 5/8" gypsum board, of which, one layer shall extend to underside of floor above. All other partitions shall be; 5/8" gypsum board on one side of 2-1/2" steel stud and the other side one (1) layers of 5/8" gypsum board which shall extend to underside of floor above.

         Fiberglass insulation will be installed in all walls from floor to above hung ceiling.

2.       Doors and Bucks

         Integral pressed steel 16 gauge, floor to ceiling bucks; flush fireproof "3/4 hr." doors, hollow metal, full height; as required. Buck design affords option of butt or reveal joint. Reveal will be installed unless otherwise specified. Doors will be undercut to accept carpet. Doors may be new or re-used from building stock.

3.       Closets

         Each closet shall be 5.0" (nominal in length) ceiling high, with 3/4" paint grade, full height wood doors and shall have one (1) vinyl-coated wire shelves with coat rods per tenant or per 1,500 square feet.

4.       Hardware

         Building standard lever latch sets (as manufactured by Russwin Corbin, Series 3400 in polished chrome finish), 2 pair paint grade butt hinges and wall door stop for each door. One lockset on main entrance door with dead bolt master keyed to building system; surface mounted L.C.N. narrow line closer. Where doors are to be re-used, hinges shall be re-used 1-1/2 pair "olive knuckle".

5.       Painting

         Painting is to be based upon a two coat application for all new surfaces which shall consist of one prime coat and one finish coat. All existing surfaces are to receive one finish coat. All surfaces to be painted with building standard colors from building standard color chart.

6.       Flooring

         Vinyl composition tile floor covering (12"x121'x1/8"), (as manufactured by Armstrong) or equal or building standard carpeting, as per building standard selection board; 4" rubber base on all walls. Broadloom is to be installed over tackless and pad.

7.       Hung Ceilings

         Mechanically suspended acoustical ceilings, exposed spline, 210" x 21011 (as manufactured by United States Gypsum, # 584 Glacier, tegular tile), or equal. Splines shall be white. Ceiling shall be 8'- 4" throughout. No "dutchmans" permitted.

8.       Lighting

         Four (4) tube fluorescent light fixtures, 21 x 41 (without lamps), (as manufactured by National Lighting) or equal; one (1) fixture per 125 square feet of net rentable area, but in no event in excess of governmental regulations in effect as of the date of installation. Fixtures and lenses may be new or refurbished from building stock. Tenant to supply new building standard fluorescent "Phillips", warm white 34W-EWII bulbs which landlord will install at no cost.

9.       Venetian Blinds

         White 1", "Levolor" or equal venetian blinds in blind pockets at all windows; no substitutions will be permitted. Blinds may be new or refurbished from building stock.

10.      Heating, Ventilating and Air Conditioning

         Year-round air conditioning system, combining the use of periphery units and interior duct air distribution system. The periphery air conditioning system shall service that portion of the demised premises being approximately 151 distant from the glass line of the building. The air conditioning system shall be designed to maintain interior conditions of 80' dry bulb and 50*1 relative humidity when outside conditions are 95* dry bulb and 75' wet bulb, 700 when 0* outside; and will provide fresh air in a quantity not less than 0.3 cubic feet per minute per square foot of floor area, provided that in any given room or area of the Demised Premises the occupancy does not exceed one (1) person for each 100 square feet and the total connected electric load does not exceed four (4) watts per square foot of usable area, of which a maximum of (2) watts per square foot of usable area may be used for lighting, and further provided such conditions are in conformance with prevailing codes in effect at the time of the work.

         Interior duct distribution, including building standard ducts, grilles, etc., to accommodate tenant's layout. Said duct distribution to be designed by landlord's engineer only.

         For each periphery room landlord will furnish one or more automatic thermostatically controlled incremental self contained peripheral units (as manufactured by McQuay) or equal, sized by landlord's engineer to be of sufficient capacity to provide heating, ventilating and air conditioning in accordance with the standards set forth above. The automatic system will operate from 8:00 a.m. to 6:00 p.m. each business day. Heating or cooling at occupant's selection shall be available at any time in periphery only. In order to reactivate the system after its automatic shut-off, tenant need only press a button. Once reactivated, the system will thereafter automatically shut off at intermittent intervals. It can again be reactivated upon the pressing of the aforesaid button.

11.      Electrical Outlets

         Duplex receptacles in building standard partitions and/or peripheral enclosures at prefabricated knockouts, one (1) per 150 square feet of area. No receptacles recessed in core walls.

12.      Switches

         Ceiling fixtures will be serviced by switches as required by the New York City Building Code, not less than one (1) switch per room.

13.      Telephone

         Landlord will supply up to one point of telephone distribution for each 200 square feet of area, through partition or peripheral knockouts only and/or conduit up to 3/4" to top of partitions. All wiring shall be done by tenant's contractor and landlord shall have no responsibility for said work. No exposed telephone wiring shall be permitted. Telephone cables in hung ceiling may be exposed, however, the cables must be supported properly so as not to rest on the hung ceiling. Where telephone cable is used in the hung ceiling, it must be Teflon coated or in pipe. All work must meet building standard criteria, and damage incurred to ceiling or walls by tenant's contractor shall be the sole responsibility of tenant to repair.

14.      Glass Walls

         Up to 3011 of total partitioning can be full height 1/4" clear, butt glazed, tempered glass with beveled edges, no silicone, in building standard 4" aluminum base and 2" aluminum head. Framing above ceiling to be metal stud braced with wood blocking above top track as required.

Revised:          10/1/96

                            FOURTH AMENDMENT OF LEASE

         AGREEMENT, dated this 15th day of July, 1999, between SAGE REALTY CORPORATION, a New York corporation having an office at 777 Third Avenue, New York, New York 10017, as agent for the owner of the building hereinafter mentioned ("Landlord"), and CAMINUS, LLC, a New York limited liability company having an office at 747 Third Avenue, New York, New York 10017 ("Tenant").

                               W I T N E S S E T H

         WHEREAS, Landlord and Zaitech Software, Inc. (Tenant's predecessor-in-interest) entered into an Indenture of Lease, dated February 15, 1991 (which lease as amended by First Amendment of Lease, dated December 7, 1994, Second Amendment of Lease, dated February 3, 1998, and Third Amendment of Lease, dated February 3, 1999, is hereinafter referred to as the "Lease"), pursuant to which Landlord presently leases to Tenant the entire 18th floor (the "18th Floor Premises") and a portion of the seventeenth (17th) floor (collectively, the "Existing Premises") in the building known as 747 Third Avenue, New York, New York (the "Building"); and

         WHEREAS, Landlord and Tenant desire to amend the Lease to provide, among other things, for an addition of space to the Demised Premises (as defined in the Lease) and an extension of the term of the Lease.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. All terms used herein shall have the same meaning ascribed to them in the Lease, unless otherwise herein indicated, or unless the context hereof shall otherwise require.

         2. Effective as of the date hereof, the Term is hereby extended to September 30, 2004. Said date shall hereafter be deemed to be the Expiration Date.

         3. Effective as of the date (the "Effective Date") on which Landlord delivers vacant possession of that portion of the seventeenth (17th) floor of the Building, shown as the hatched area on Schedule A attached hereto and made a part hereof (the "Third Additional Space"), and continuing through the balance of the Term, as extended hereby, the Third Additional Space shall be added to the Existing Premises on the terms and conditions set forth below, with the Existing Premises and the Third Additional Space being deemed to collectively constitute the "Demised Premises" for all purposes under the Lease.

                  4 A. As of the Effective Date, Section 3.01 of the Lease shall be amended as follows:

(i) to provide that the Fixed Rent attributable to 18th Floor Premises only shall be $382,099.00 during the period commencing on May 1, 2003 and ending on the Expiration Date, as extended hereby; and

(ii) to provide that the Fixed Rent attributable to the Third Additional Space shall be $81,313.90 per annum during the period commencing on the Effective Date and continuing through the Expiration Date, as extended hereby.

                    B. Anything herein to the contrary notwithstanding, provided the Lease shall be in full force and effect and Tenant shall not be in default thereunder beyond any applicable notice and grace periods, the Fixed Rent attributable to the Third Additional Space shall abate at the rate of $6,776.16 per month for a period commencing on the Effective Date and ending on the earlier to occur of (i) three (3) months following the Effective Date or (ii) the date Tenant commences the conduct of its business in the Third Additional Space.

                  5. As of the Effective Date, solely for purposes of determining additional rent attributable to the Third Additional Space, subparagraphs (a), (b), (f) and (g) of Section 3.04 of the Lease shall be amended to read as follows:

                  (a) The term "Base Tax Year" as hereinafter set forth for the determination of real estate tax escalation shall mean the period commencing July 1, 1999 and ending June 30, 2000.

                  (b) The term "the Percentage" shall mean .48%.

                  (f) The term "Base Wage Rate" shall mean the Wage Rate in effect on January 1, 1999.

                  (g) The term "Wage Rate Factor" shall mean 1,811.

         6 A. As of the Effective Date, Article 4 of the Lease shall be amended by increasing the sum of "$34,402.20 as set forth in the second line thereof, by the sum of "$5,251.90" to "$39,654.10".

                  B. Schedule B of the Lease shall not be applicable to the Third Additional Space and Landlord hereby agrees to reimburse Tenant in an amount not to exceed $36,220 ("Landlord's Contribution") towards the costs incurred by Tenant to prepare the Third Additional Space for Tenant's occupancy including filing fees, permit fees, and architectural fees. Landlord shall reimburse Tenant as aforesaid within forty-five (45) days after receipt of paid invoices therefor, provided such work is performed within six (6) months after the Effective Date and further provided that all such work shall be performed in accordance with the terms and conditions of the Lease, including, without limitation, Article 6 thereof. Landlord shall construct the demising walls, at Landlord's sole cost and expense, except that Tenant shall reimburse Landlord for the cost of installing and removing a temporary doorway into the Third Additional Space. Tenant and its contractors will be permitted to gain access through such temporary doorway to the Third Additional Space in order to perform the work necessary to prepare the Third Additional Space for Tenant's occupancy until such time as the space through which entry to the Third Additional Space is made shall be leased, at which time Landlord shall remove the temporary doorway in the demising wall and Tenant and its contractors' entry through such temporary doorway shall cease. Tenant hereby acknowledges that, except as provided above, Landlord is not required to perform any work, furnish any materials or give Tenant any rent credit or work allowance or any sum of money in connection with the Third Additional Space and, except as provided above, Tenant is taking same "as-is" as of the Effective Date.

         7. The parties hereto agree that Sage Group Associates (a division of Sage Realty Corporation) (the "Broker") was the only broker who negotiated and brought about this transaction, and Landlord agrees to pay the Broker a commission therefor as per separate agreement. Tenant represents and warrants that it has not dealt with any broker other than the Broker, and Tenant agrees to indemnify and save Landlord harmless from and against any claims made by other brokers claiming to have dealt with Tenant. Landlord represents that it has not dealt with any broker other than the Broker, and Landlord agrees to indemnify and save Tenant harmless from and against any claims made by other brokers claiming to have dealt with Landlord.

         8. Tenant warrants and represents that, as of the date hereof, Landlord has performed all of its obligations under the Lease.

         9. Except as modified by this Fourth Amendment of Lease, the Lease and each of the covenants, terms and conditions set forth therein are and shall remain in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Fourth Amendment of Lease as of the day and year first above written.

                                                   SAGE REALTY CORPORATION,
                                                   as Agent


                                                   By:  signature illegible
                                                       -------------------------
                                                            Title:
                                                            Landlord


                                                   CAMINUS, LLC


                                                   By:  /s/ Cynthia C. Chang
                                                       -------------------------
                                                            Title:
                                                            Tenant

                                  SCHEDULE "A"
                                  SEE ATTACHED

RENT PAYMENTS FOR NY OFFICE AS OF 7/27/99

TERM = THROUGH SEPTEMBER 30, 2004






                                   [TO COME]

                          [OFFICE MANAGER LETTERHEAD]

                                               May 1, 1998
Ms. Cynthia Chang
Zai*Net Software, Inc.
747 Third Avenue
New York, NY 10017


                                               Re: Substantial Completion Date
Dear Ms. Chang:

In accordance with paragraph 3 of your Second Amendment of Lease dated February 3, 1998 for a portion of the 18th floor, please be advised that the Demised Premises will be Substantially Complete in accordance with Schedule B on Friday, May 1, 1998.

Therefore the "Effective Date" of your lease will be May 1, 1998.

                                               Very truly yours,

                                               /s/ William J. Proceller
                                               William J. Proceller
                                               Property Manager

BY HAND
Melvyn Kaufman
Robert Kaufman
Iris Sutz
Joan Craig
Jay Benowitz
Maria Mooney
SageGroupAssociates
Master File

                                             April 30th, 1999

Ms. Cynthia Chang
Caminus,LLC
747 Third Avenue
New York, NY 10017
                                            Re:  Substantial Completion Notice

Dear Ms. Chang:

In accordance with Section 2.02 of your lease dated February 3,1999 for a portion of the 17th floor, please be advised that the demised premises will be Substantially Complete as of April 30, 1999.

Therefore, the terms of the your lease will commence at 12:00 A.M., Saturday, May 1, 1999.

                                           Very truly yours,
                                           Sage Realty Corporation


                                           Maria Mooney
                                           Assistant Building Manager

VIA FAX/CERTIFIED MAIL, RETURN RECEIPT REQUESTED
Melvyn Kaufman
Robert Kaufman
William Proceller
Steve Ridulfo
Iris Sutz
Barbara Amster
Jay Benowitz

Frank Palazzolo
Fran Newman
Sage Group Associates
Ronald D. Hariri, Esq.
Tenant File
Master File

                            FIFTH AMENDMENT OF LEASE


         AGREEMENT, dated this 1st day of November, 1999, between SAGE REALTY CORPORATION, a New York corporation, having an office at 777 Third Avenue, New York, New York 10017, as agent for the owner of the building hereinafter mentioned ("Landlord"), and CAMINUS, LLC, a New York limited liability company having an office at 747 Third Avenue, New York, New York 10017 ("Tenant").

                               W I T N E S S E T H

         WHEREAS, Landlord and Zaitech Software, Inc. (Tenant's predecessor-in-interest) entered into an Indenture of Lease, dated February 15, 1991 (which lease as amended by First Amendment of Lease, dated December 7, 1994, Second Amendment of Lease, dated February 3, 1998, Third Amendment of Lease, dated February 3, 1999, and Fourth Amendment of Lease, dated July 15, 1999, is hereinafter referred to as the "Lease"), pursuant to which Landlord presently leases to Tenant the entire 18th floor and a portion of the 17th floor (collectively, the "Existing Premises") in the building known as 747 Third Avenue, New York, New York (the "Building"); and

         WHEREAS, Landlord and Tenant desire to amend the Lease to provide, among other things, for an addition of space to the Demised Premises (as defined in the Lease).

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. All terms used herein shall have the same meaning ascribed to them in the Lease, unless otherwise herein indicated, or unless the context hereof shall otherwise require.

         2. Effective as of the date hereof (the "Effective Date") and continuing through the balance of the Term, that portion of the seventeenth
(17th) floor of the Building, shown as the hatched area on Schedule A attached hereto and made a part hereof (the "Fourth Additional Space"), shall be added to the Existing Premises on the terms and conditions set forth below, with the Existing Premises and the Fourth Additional Space being deemed to collectively constitute the "Demised Premises" for all purposes under the Lease.

         3. A. As of the Effective Date, Section 3.01 of the Lease shall be amended to provide that the Fixed Rent shall be increased as follows: (I) by the sum of $153,581.40 per annum during the period commencing on the Effective Date and continuing through the last day of the month which is thirty (30) months after the Effective Date; and (ii) by the sum of $166,965.40 per annum during the period commencing on the first day of the month which is thirty-one (31) months after the Effective Date and continuing through the balance of the Term, which sums represent the Fixed Rent allocable to the Fourth Additional Space.

            B. Anything herein to the contrary notwithstanding, provided the Lease shall be in full force and effect and Tenant shall not be in default thereunder beyond any applicable notice and grace periods, the Fixed Rent attributable to the Fourth Additional Space shall abate at the rate of $12,798.45 per month for the period commencing on the Effective Date and ending on January 31, 2000.

         4. A. As of the Effective Date, solely for purposes of determining additional rent attributable to the Fourth Additional Space, subparagraphs (a),
(b), (f) and (g) of Section 3.04 of the Lease shall be amended to read as follows:

                  (a) The term "the Percentage" shall mean .88%.

                  (b) The term "Base Wage Rate" shall mean the Wage Rate in effect on January 1, 2000.

                  (g) The term "Wage Rate Factor" shall mean 3,346.

                  5. A. As of the Effective Date, Article 4 of the Lease shall be amended by further increasing the sum of "$39,654.10" as set forth in the second line thereof, by the sum of "$9,703.40" to "$49,357.50".

                  6. Schedule B of the lease shall not be applicable to the Fourth Additional Space and Landlord hereby agrees to reimburse Tenant, or at Tenant's option to pay Tenant's contractors directly, an amount not to exceed $50,190 ("Landlord's Contribution") towards the costs incurred by tenant to prepare the Fourth Additional Space for Tenant's occupancy. Landlord shall reimburse Tenant, or pay Tenant's contractors directly, as aforesaid within forty-five (45) days after receipt of invoices therefor, provided such work is performed within six (6) months after the Effective Date and further provided that all such work shall be performed in accordance with the terms and conditions of the Lease, including, without limitation, Article 6 thereof. Tenant hereby acknowledges that, except as provided above, and in Paragraph 3B hereof Landlord is not required to perform any work, furnish any materials or give Tenant any rent credit or work allowance or any sum of money in connection with the Fourth Additional Space and, except as provided above, Tenant is taking same "as-is" as of the Effective Date.

                  7. The parties hereto agree that Sage Group Associates (a division of Sage Realty Corporation) (the "Broker") was the only broker who negotiated and brought about this transaction, and Landlord agrees to pay the Broker a commission therefor as per separate agreement. Tenant represents and warrants that it has not dealt with any broker other than the Broker, and Tenant agrees to indemnify and save Landlord harmless from and against any claims made by other brokers claiming to have dealt with Tenant. Landlord represents that it has not dealt with any broker other than the Broker, and Landlord agrees to indemnify and save tenant harmless from and against any claims made by other brokers claiming to have dealt with Landlord.

                  8. Tenant warrants and represents that, as of the date hereof, Landlord has performed all of its obligations under the Lease.

                  9. Except as modified by this Fifth Amendment of Lease, the Lease and each of the covenants, terms and conditions set forth therein are and shall remain in full force and effect.

 IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Fifth Amendment of Lease as of the day and year first above written.

                                        SAGE REALTY CORPORATION,
                                        AS Agent


                                        By:    signature illegible
                                            ------------------------------------
                                            Tenant


                                        CAMINUS, LLC


                                        By:     /s/  Cynthia C. Chang
                                            ------------------------------------
                                            Tenant

                                   SCHEDULE A

                             FOURTH ADDITIONAL SPACE